As filed with the Securities and Exchange Commission on July 22, 2015

Registration No. 333-202102

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUL AND VIBE INTERACTIVE INC.
(Exact name of registrant as specified in its charter)

Nevada	7372	38-3829642
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1660 South Hwy 100, Suite 500

St. Louis Park MN 55416

(763) 400-8040

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Peter Anthony Chiodo

Chief Executive Officer

1660 South Hwy 100, Suite 500

St. Louis Park MN 55416

(763) 400-8040

(Name including zip code and telephone number,

including area code, of agent for service)

With copies to:

Richard A. Friedman, Esq.

Henry Nisser, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

(212) 930-9700

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (4)

Common stock, $0.001 par value per share	20,000,000	(3)	$0.0025	(2)	$50,000.00	$5.81

(1) Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.

(2) This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the shares of common stock registered hereunder, based upon the price of $0.0025, which was the average of the high and low prices for the Company’s common stock on July 16, 2015, as reported on the OTC Market Group, Inc.’s OTC QB tier.

(3) Represents the Initial Commitment Shares (and not the Aggregate Limit of shares of common stock of the registrant, as those terms are defined in the Purchase Agreement, as amended) of common stock issued or issuable by the registrant pursuant to the Common Stock Purchase Agreement between the registrant and Beaufort Capital Partners LLC, a New York limited liability company, dated February 11, 2015 and amended on June 19, 2015 (the “Purchase Agreement”).

(4) Previously paid.

In accordance with Rule 416(a) under the Securities Act, the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus (this “Prospectus”) is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2015

PROSPECTUS

20,000,000 Shares of Common Stock

SOUL AND VIBE INTERACTIVE INC.

This Prospectus relates to the offer and sale of up to 20,000,000 shares of common stock, par value $0.001 (the “Common Stock”), of Soul and Vibe Interactive Inc., a Nevada corporation, by Beaufort Capital Partners, LLC, a New York limited liability company (“Beaufort” or the “Selling Stockholder”) identified on page 15 of this Prospectus. We are registering a total of 20,000,000 shares of Common Stock (the “Initial Commitment Shares”), which are issuable pursuant to the terms of the Purchase Agreement described in this Prospectus. The resale of such shares by Beaufort pursuant to this Prospectus is referred to herein as the “Offering.” Provided that the Registration Statement of which this Prospectus forms a part is declared effective by the SEC, we may sell to the Investor a presently indeterminate number of shares from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder. We will, however, receive proceeds from the sale of shares directly to Beaufort pursuant to the Purchase Agreement. When we put an amount of shares to Beaufort, the per-share purchase price that Beaufort will pay to us in respect of the put will be equal to 71% of the average of the two lowest trading price of the Common Stock as reported by Bloomberg L.P. for the five (5) trading days immediately preceding the applicable draw down notice.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of Common Stock being registered pursuant to this Prospectus.

Our Common Stock is currently quoted on the OTC Market Group, Inc.’s OTC QB tier under the symbol “SOUL.” On July 16, 2015, the last reported sale price of our Common Stock was $0.0025.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________, 2015.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this registration statement on Form S-1 (this “Registration Statement”).

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “Soul and Vibe” “Soul & Vibe,” “Soul,” or the “Registrant” refer to Soul and Vibe Interactive Inc., a Nevada corporation, and its wholly-owned subsidiaries, Soul and Vibe Entertainment, Inc. and Soul and Vibe Publishing, Inc.

Business Overview

Soul and Vibe Interactive Inc. is a video and computer games company. We develop, publish, and digitally distribute interactive entertainment for video game consoles, mobile and augmented reality/wearable tech devices, and personal computers.  Since our inception, we have generated a degree of revenue. Revenue generation began in the 1st quarter of 2014 with the release of our first product. The release was Timeless Gems, an innovative "match-3" game that features board game elements. Timeless Gems was released, worldwide, on Facebook, Google's Google Play, and Apple's App Store (for iPhone, iPad, and iPod Touch) in February and March 2014. In addition to the development and release of the Timeless Gems product, two packages of expansion content for Timeless Gems were developed and released during fiscal year 2014. A third package of expansion content for Timeless Gems was developed during fiscal year 2014 but this package has not yet been released. It is anticipated that this third expansion package will be released during fiscal year 2015. In June 2014 the company released a second product, Striker Rush: Champion Edition. Striker Rush: Champion Edition was released, worldwide, through Apple’s App Store (for iPhone, iPad, and iPod Touch mobile devices), and through Google Play and Amazon.com (for Android devices.)

During fiscal year 2014, the Company licensed Timeless Gems and Striker Rush: Champion Edition to Tanjarine, at the time a subsidiary of TouchTunes, the largest provider of in-venue music and entertainment throughout North America. Tanjarine was the first integrated tabletop ordering, entertainment and pay-at-the-table solution to combine 10" proprietary tabletop tablets with server handhelds, which expedite service, payment, and second screen televisions. The platform provided guests with menu and entertainment options, portability that eliminates the constraints of one-tablet-per-table installations, and other innovations that help increase restaurant efficiency and average check size. Customizable for bars and restaurants, Tanjarine’s catalog of entertainment offered games, music and content that targets everyone from families to sports fans to couples and more. Many of the games also enable guests to play with a friend or connect the tabletop tablets to second screen televisions located throughout a venue, creating a more interactive gaming experience.

During fiscal year 2014 the Company also continued the development of additional products that, as of the date of this Annual Report, have not been publicly announced. It is anticipated that these products will be released into the market late in the second quarter of 2015 on the following hardware platforms: Facebook, through Apple’s App Store (for iPhone, iPad, and iPod Touch mobile devices), through Google Play and Amazon.com (for Android devices), and on the Windows Mobile Platform with anticipated support for Xbox Live, as a feature set.

These aforementioned releases have begun to generate a degree of revenue for the Company. Our operations to date have been financed by Mr. Chiodo, our sole officer, and independent accredited investors who have entered into private finance transactions with us.

The Company intends to focus its operational strategy on the development of product for a variety of hardware platforms: video game consoles (for example: Xbox 360 and PlayStation 3), mobile (for example: Apple iOS, Android devices, and Windows Phones), augmented reality/wearable tech devices (for example: HTC Vive, Vuzix-branded hardware, and Oculus Rift), and personal computers (for example: PC and Mac and browser applications such as Facebook). Our products are also anticipated to be released on portable video game consoles (for example: PlayStation Vita), which can be defined as residing in both the video game console and mobile hardware platform categories. Products will be designed for specific hardware platforms; not all products will be released on all hardware platforms.

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Most of the Company’s products are expected to be digitally distributed (via download) through a “First Party” distribution store (for example: Facebook, Microsoft Corporation’s Marketplace, Apple Inc.’s App Store, Google’s Google Play, etc.). Some of the Company’s products may bear licensed-brands through which there is potential for exploitation via merchandising, cross-promotion and/or publicity tie-ins with its licensor, as well as within social media communities. Other Company products will be based on our internally generated and wholly owned intellectual properties.

The Company’s products are focused within three core areas: Licensed-brand games, internally-generated intellectual property (“IP”) based games, and so-called “Pick-Ups.” Pick-ups are games developed (and financed) by independent software developers located throughout the world. Oftentimes, these independent software developers are looking for a publishing partner such as the Company as they tend to: (i) lack the marketing/publicity infrastructure and relationships to properly bring a game to market, (ii) need to partner with a company in possession of platform-specific publishing licenses, and/or (iii) require some additional capital to complete the development cycle. The Company can acquire the games created by these independent software developers for either a flat fee or a combination of a flat fee and a small “back-end” royalty that is payable once the Company recoups its costs. Pick-ups could be beneficial for the Company as they represent products that can often be quickly brought to market and subsequently fill in the gaps between the releases of the “bigger” Licensed-Brand and internally-generated IP-based games. This allows the Company to establish a recurring release calendar that: (i) distributes revenues across a fiscal year and (ii) provides a steady stream of content for our users and games industry media to talk about, thus reinforcing our Soul and Vibe brand as a publishing label. It is anticipated that a large portion of the Company’s product portfolio in fiscal year 2015 onward may be comprised of pick-up opportunities.

We have sustained losses from operations in each fiscal year since our inception, and we expect these losses to continue for the indefinite future, due to our substantial investment in research and development, attorneys’ fees and expenses, and consultants’ fees. During the twelve months ended December 31, 2014, the Company realized a net loss of $2,121,633 compared with a net loss of $2,270,453 for year ended December 31, 2013. As of December 31, 2014, the Company had a working capital deficiency of $1,629,760 and a shareholder’s deficit of $1,238,127. For the three months ended March 31, 2015, the Company realized net income of $157,447, as compared to net income of $551,359 for the three months ended March 31, 2014. As of March 31, 2015, the Company had a working capital deficiency of $1,183,732 and a shareholder’s deficit of $793,038.

Common Stock Purchase Agreement with Beaufort

On February 11, 2015, we entered into the Purchase Agreement with Beaufort. The Purchase Agreement provides that, upon the terms and subject to the conditions in the Purchase Agreement, Beaufort is committed to purchase up to $2,000,000 of shares of Common Stock over the 36-month term of the Purchase Agreement, which we refer to as the Total Commitment and the number of shares issuable thereunder as the Total Commitment Shares, as such number shall be reduced as Draw Downs are made.

From time to time over the 36-month term of the Purchase Agreement, commencing on the trading day immediately following the date on which the Registration Statement of which this Prospectus is a part is declared effective by the SEC, we may, in our sole discretion, provide Beaufort with a draw down notice (each, a “Draw Down Notice”), to purchase a specified number of the Total Commitment Shares (such number, the “Commitment Shares”), representing the Total Commitment divided by the per share purchase price, as described below (each, a “Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds we receive pursuant to each Draw Down Notice (each, a “Draw Down Amount”) is to be determined by multiplying the Draw Down Amount Requested by the applicable purchase price. The purchase price of each Commitment Share equals 71% of the Market Price (as defined below) during the five consecutive trading days immediately preceding the date of the applicable Draw Down Notice. The “Market Price” is the average of the lowest trading prices of the Common Stock as reported by Bloomberg L.P. in the five (5) trading day period immediately preceding the date of the applicable Draw Down Notice.

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If the Company were to draw down on the entire $2,000,000, then the Company would have to issue approximately 1,000,000,000 shares of common stock based upon an assumed purchase price under the Purchase Agreement of $0.0020 (equal to 71% of the closing price of our common stock of $0.0028 on July 16, 2015), representing approximately 89.4% of the outstanding common stock of the Company at the time the Company advances the maximum investment amount of $2,000,000 of shares of common stock.

The current registration statement covers 20,000,000 shares of our Common Stock under the Purchase Agreement that would raise $56,000 assuming our Common Stock’s closing bid price remains unchanged from its price as of July 16, 2015. In the event the price of our common stock price decreases, we may receive substantially less than $56,000. In that case, the Company may have to prepare and file one or more additional registration statements registering the resale of these shares if this registration statement is unable to cover the remaining amount of shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm.

The maximum number of Commitment Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed the lesser of (i) 300% of the average daily share volume of the Common Stock in the five (5) trading days immediately preceding the Draw Down Notice, (ii) such number of shares as shall cause Beaufort to acquire or purchase an aggregate number of shares of common stock that would result in Beaufort beneficially owning more than 4.99% of the issued and outstanding shares of common stock, or (iii) the aggregate offering price or number of shares of Common Stock available for issuance under a registration statement (the “Maximum Draw Down Amount Requested”).

If the price our common stock decreases, it is possible that we may be permitted to draw only a very limited amount in any drawdown request, which may not provide adequate funding for our planned operations and may materially decrease our liquidity. Analysis shows that an initial drawdown at current market prices will result in a drawdown of 5,890,878 shares of stock resulting in approximately $11,782 of actual available funds.

In order to deliver a Draw Down Notice, certain conditions set forth in the Purchase Agreement must be met. In addition, we are prohibited from delivering a Draw Down Notice if: (i) the Draw Down Amount Requested in such Draw Down Notice exceeds the Maximum Draw Down Amount Requested; (ii) the sale of Commitment Shares pursuant to such Draw Down Notice would cause us to issue and sell to Beaufort or Beaufort to acquire or purchase a number of shares of Common Stock that, when aggregated with all shares of common stock purchased by Beaufort pursuant to all prior Draw Down Notices issued under the Purchase Agreement, would exceed the Total Commitment; or (iii) the sale of the Commitment Shares pursuant to the Draw Down Notice would cause us to issue and sell to Beaufort or Beaufort to acquire or purchase an aggregate number of shares of common stock that would result in Beaufort beneficially owning more than 4.99% of the issued and outstanding shares of common stock.

The Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) the first day of the month next following the 36-month anniversary of the date on which the Registration Statement of which this Prospectus is a part becomes effective and (ii) the date on which Beaufort has purchased or acquired shares of our common stock pursuant to the Purchase Agreement equal to the Total Commitment. Under certain circumstances set forth in the Purchase Agreement, we and Beaufort each may terminate the Purchase Agreement on one trading day’s prior written notice to the other, without fee, penalty, or cost. However, if we terminate the Purchase Agreement (i) after having drawn down no less than $500,000 in Commitment Shares, we must issue to the Investor 1,000,000 shares of our restricted common stock, and (ii) without having drawn down at least $500,000 in Commitment Shares, we must issue to the Investor 7,000,000 shares of our restricted common stock.

The Purchase Agreement, as amended provides that Beaufort may terminate it if, in general: (i) this registration statement has not been declared effective within six (6) months of February 11, 2015, or we have materially breached the registration rights agreement; (ii) subject to certain circumstances, if the registration statement is unavailable to Beaufort for the resale of all of the common stock registered thereby, other than due to acts of Beaufort; (iii) trading in the common stock on the trading market for our shares shall have been suspended or delisted for more than an aggregate of 60 business days in any single year; (iv) we have filed for and/or are subject to any bankruptcy or similar proceedings or (v) we have materially breached the Purchase Agreement, provided, however, that in the case of each of (i) and (iv) above, each such event has occurred because of a failure on the Company’s part. In lieu of terminating the Purchase Agreement, however, Beaufort will also have the ability to decline any Draw Down Notice delivered to it during the pendency of any event described immediately above. The Purchase Agreement will terminate if a Material Adverse Effect occurs.

3

The Purchase Agreement also provides for our indemnification of Beaufort and its affiliates in the event that Beaufort incurs losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses related to a breach by us of any of our representations, warranties, covenants, or agreements under the Purchase Agreement or the other related transaction documents or any action, suit, claim, or proceeding instituted against Beaufort or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

Beaufort may not transfer its obligations under the Purchase Agreement.

In making sales of our Common Stock to Beaufort under the Purchase Agreement, we are relying on an exemption from the registration requirements of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Initial Commitment Shares only, but no remaining Total Commitment Shares, are being registered for resale in the Registration Statement of which this Prospectus is a part. In addition, the Purchase Agreement limits the percentage of beneficial ownership of our Common Stock by Beaufort at any given time. Any shares of Common Stock remaining unissued to Beaufort at the expiration of the Purchase Agreement will be removed from registration and will not be offered for sale under this Prospectus.

Registration Rights

In connection with the entry into of the Purchase Agreement, we also entered into a Registration Rights Agreement, dated February 11, 2015, with Beaufort (the “Registration Rights Agreement”), pursuant to which we agreed to register for resale all of the Commitment Shares in a registration statement to be filed with the SEC. Pursuant to the Registration Rights Agreement, we filed with the SEC a registration statement that includes this Prospectus to register for resale under the Securities Act of the 20,000,000 Initial Commitment Shares that may be issued to Beaufort. The effectiveness of the Registration Statement is a condition precedent to our ability to sell any Commitment Shares to Beaufort under the Purchase Agreement.

The Company has agreed to pledge 7,000,000 shares of its restricted common stock to Beaufort, which shares are being held in escrow, 6,000,000 of which will be returned to the Company upon the effectiveness of the Registration Statement of which the Prospectus forms a part, and 1,000,000 of which will be returned to the Company upon an aggregate of $500,000 of Draw Down Amounts. In the event that such Registration Statement is not declared effective by the Commission within 180 days of the date of the initial filing of said Registration Statement, such shares will be released to Beaufort.

We agreed to file with the SEC one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this Prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statement as provided in the Registration Rights Agreement.

Use of Proceeds

We intend to use the proceeds, if any, received from the sale of Commitment Shares to Beaufort pursuant to the Purchase Agreement to execute our growth strategy, to aid in the commercial development of video and computer games and entertainment apps, and for general corporate purposes.

We anticipate requiring additional capital for product development, marketing and publicity for our developed products, and general corporate purposes. This amount is in addition to any proceeds we may receive if and when we put Commitment Shares to Beaufort. We cannot provide any assurance that we will be able to draw down any or all of the Total Commitment, such that the proceeds received would be a source of financing for any of the subsidiaries. We will not receive any proceeds from the sale of Commitment Shares by Beaufort.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Corporate Information

Our executive office is located at 1660 South Hwy 100, Suite 500, St. Louis Park MN 55416. Our telephone number is (763) 400-8040. We maintain a corporate website at www.soulandvibe.com, but such website and the information contained on our website, should not be viewed as part of this Prospectus.

4

Transfer Agent

The transfer agent for our Common Stock is Island Stock Transfer at 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida, 33760. The transfer agent’s telephone number is (727) 289-0010.

The Offering

Securities offered by the Selling Stockholder	20,000,000 shares of Common Stock

Common Stock outstanding before this offering	118,053,685 shares (1)

Common Stock outstanding after this offering	138,053,685 shares (1)

Use of proceeds	We will not receive any of the proceeds from the sale of the securities owned by the Selling Stockholder. However, we may receive proceeds from the sale of Commitment Shares to the Selling Stockholder. We cannot provide any assurance that we will be able to draw down any or all of the Total Commitment. We intend to use the proceeds, if any, from the sale of Commitment Shares pursuant to the Purchase Agreement to execute our growth strategy, to aid in the commercial development of video and computer games and entertainment apps, and for general corporate purposes as more fully discussed in this Prospectus. There is no assurance that any of the Commitment Shares will be sold, if at all. See “Use of Proceeds” beginning on page 14.

Risk factors	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 5.

Symbol on the OTC QB	SOUL

(1)	Does not include: (i) 181,180,095 shares of Common Stock issuable upon the conversion of all our currently outstanding convertible promissory notes and (ii) 5,760,002 shares of Common Stock issuable upon the exercise of all of our outstanding warrants.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

5

RISKS RELATING TO OUR COMPANY

We have historically incurred significant losses and our financial situation creates doubt whether we will continue as a going concern.

During the twelve months ended December 31, 2014, the Company realized a net loss of $2,121,633 compared with a net loss of $2,270,453 for the year ended December 31, 2013. For the three months ended March 31, 2015, the Company realized net income of $157,447, as compared to net income of $551,359 for the three months ended March 31, 2014. As of December 31, 2014, the Company had a working capital deficiency of $1,629,760 and a shareholder’s deficit of $1,238,127. As of March 31, 2015, the Company had a working capital deficiency of $1,183,732 and a shareholder’s deficit of $793,038. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. While we believe our existing and available capital resources will be sufficient to satisfy our funding requirements through the third quarter of 2015, if adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Our independent auditors have expressed doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors will lose their entire investment.

In their report on our financial statements included in this Prospectus, our independent auditors have expressed doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of ongoing operating losses and a lack of financing commitments then in place to meet expected cash requirements. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we do not continue as a going concern, investors will lose their entire investment.

We have a limited operating history and face many of the risks and difficulties frequently encountered by an early stage company.

We are a company in its infancy, and to date, our development efforts have been focused primarily on the development and marketing of our business model and initial product portfolio offerings. Our operations commenced in the first quarter of 2014; however, we have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

•	Develop effective business plan;
•	Meet customer standards;
•	Attain customer loyalty; and
•	Develop and upgrade our service.

Our future will depend on our ability to release video and computer games and entertainment apps within the market place, which requires careful planning of developing products that meets customer standards without incurring unnecessary cost and expense.

The success of our business is highly dependent on being able to predict which new videogame platforms will be successful, and on the market acceptance and timely release of those platforms. If we do not accurately predict which new videogame platforms will be successful, our financial performance will be materially adversely affected.

We expect to derive most of our revenue from the sale of products for play on videogame platforms manufactured by third parties, such as video game consoles, mobile devices, personal computers and browser-based distribution platforms such as Facebook. Therefore, the success of our products is driven in large part by the success of new videogame hardware systems/distribution platforms and our ability to accurately predict which systems/platforms will be most successful in the marketplace. We must make product development decisions and commit significant resources well in advance of the anticipated introduction of a new system/platform. A new system/platform for which we are developing products may be delayed, may not succeed or may have a shorter life cycle than anticipated. If the systems/platforms for which we are developing products are not released when anticipated or do not attain wide market acceptance, our revenue growth will suffer, we may be unable to fully recover the resources we have committed, and our financial performance will be harmed.

6

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness and competitiveness of our products will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses and adversely affect our operations and financial condition.

Our limited operating history makes it difficult to evaluate our future business prospects and to make decisions based on of our historical performance.

Although our Chief Executive Officer has been engaged in the video game industry for a significant period of time, we did not begin operations of our current business focusing on the development and publishing of games and games-related content for console, mobile devices, and personal computers until recently. We have a very limited operating history in our current form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

If our games fail to gain market acceptance, we may not have sufficient capital to pay our expenses and to continue to operate.

Our ultimate success will depend on generating revenues from the sale of games and games-related content (which is inclusive of virtual apparel and costumes for Avatars, premium downloadable content, and micro-transactions). As a result, if we do not generate enough users, we may be unable to generate sufficient revenues for our games and games-related content. We may not achieve and sustain market acceptance sufficient to generate revenues to cover our costs and allow us to become profitable or even continue to operate.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we may elect to increase the scope of our operations and acquire complimentary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

Our business is both seasonal and cyclical. If we fail to deliver our products at the right times, our sales will suffer.

Our business is highly seasonal, with the highest levels of consumer demand, and a significant percentage of our revenue, occurring in the month of December. If we miss this key selling period, due to product delays or delayed introduction of a new hardware platform for which we have developed products, our sales will suffer disproportionately. Our industry is also cyclical. Videogame platforms have historically had a life cycle of approximately four to eight years. As one group of platforms is reaching the end of its cycle and new platforms are emerging, consumers often defer game software purchases until the new platforms are available, causing sales to decline. This decline may not be immediately offset by increased sales of products for the new platform as the installed base of the new platform needs adequate time to grow. If we fail to deliver our products at the right times, our sales will suffer.

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Our results of operations may fluctuate from quarter to quarter, which could affect our business, financial condition and results of operations.

Our results of operations may fluctuate from quarter to quarter depending upon several factors, some of which are beyond our control. These factors include, but are not limited to,

•	the availability of consumer returns in the marketplace (for products distributed at retail);
•	the volume of physical product trade-ins provided by consumers to our retail partners; and
•	consumer spending patterns through online distribution systems and/or with our retail partners (based on the individual product.)

These, as well as other factors, could affect our business, financial condition and results of operations, and this makes the prediction of our financial results on a quarterly basis difficult. Also, it is possible that our quarterly financial results may be below the expectations of public market analysts.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Peter Anthony Chiodo, our sole director and Chief Executive Officer and certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of Mr. Chiodo and certain key employees. Although we entered into an employment agreement with Mr. Chiodo in January 2015 and although we may enter into employment agreements with additional key employees in the future, we cannot guarantee that we will be successful in retaining the services of these individuals. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems. We do not at the moment have a chief financial officer, a chief accounting officer, or any employee with a financial or accounting background, though we are actively conducting a search for such an individual. At present, we would be unable to conclude that we maintain an effective system of internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the Commission, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

We operate in a highly competitive industry and compete against many large companies that could harm our business.

Many companies worldwide are dedicated to developing and publishing products for the video and computer games market. We expect more companies to enter this industry. Our competitors vary in size from small companies to very large companies with dominant market shares and substantial financial resources. The Company’s games will be in competition with these companies, such as King, Supercell, Rovio, Zynga, Electronic Arts, Activision, Playdom, Ubisoft, Majesco, and others. Most of our competitors have significantly greater financial, marketing and development resources than we have. As a result, we may not be able to devote adequate resources to develop, acquire or license new technologies, undertake extensive marketing campaigns, adopt aggressive pricing policies or adequately compensate our developers to the same degree as certain of our competitors. As interactive products (games) in many of our proposed markets are relatively new and rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our games and technologies. These products and services may significantly affect the demand for our services. In addition, any of our current or future competitors may be acquired by, receive investments from or enter into other strategic relationships with larger, longer-established and better-financed companies and therefore obtain significantly greater financial, marketing and technology licensing and development resources than we have. If we are unable to compete effectively in our principal markets, our business, financial condition and results of operations could be materially and adversely affected.

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Unexpected network interruptions, security breaches or computer virus attacks could harm our business.

The Company may be required to develop and maintain a substantial computer network infrastructure in order to protect our games, intellectual properties, and proprietary technologies. Any failure to maintain satisfactory performance, reliability, security and availability of such network infrastructure, whether maintained by us or by third parties, may cause significant harm to our ability to attract and maintain customers and/or users for our services. Major risks relating to any such future network infrastructure include:

•	Any breakdowns or system failures, including from fire, flood, earthquake, typhoon or other natural disasters, power loss or telecommunications failure, resulting in a sustained shutdown of all or a material portion of our servers; and

•	Any security breach caused by hacking, loss or corruption of data or malfunctions of software, hardware or other computer equipment, and the inadvertent transmission of computer viruses.

Any of the foregoing factors could reduce a future users’ satisfaction, harm our business and reputation, have a material adverse effect on our financial condition and results of operations and result in the loss of an investor’s entire investment.

We rely upon third parties to provide web and email hosting, networking and distribution for our games, and disruption in these services could harm our business.

We will utilize third party networking providers and distribution partnerships through companies including, but not limited to, Sony Computer Entertainment, Apple, Google, Amazon, and Microsoft, to network and distribute our games and other proprietary technologies. In addition, we utilize a third party web hosting service for our company website and email communications. If disruptions or capacity constraints occur, the Company may have no means of replacing these services, on a timely basis or at all. This could cause a material adverse condition for our operations and financial earnings.

Our lack of patent and/or copyright or trademark protection and any unauthorized use of the games by third parties may harm our business.

We have not filed, as of the date hereof, for patent and/or copyright protection for our games, planned proprietary technologies and/or planned products. Presently we intend to rely on trade secret protection and/or confidentiality agreements with our key technology support personnel, customers, business partners and others to protect our intellectual property rights. Once any of our games or products is developed and ready to be marketed, we intend to file for trademark protection of that game’s or product’s name or other distinguishing mark, but we have yet not done so. Despite certain precautions taken by us, it may be possible for third parties to obtain and use our intellectual property without authorization. This risk may be increased due to the lack of any patent, trademark and/or copyright protection. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. Management will from time to time determine whether applying for patent, trademark and copyright protection is appropriate for us. We have no guarantee that, if filed, any applications will be granted or, if awarded, whether they will offer us any meaningful protection from other companies in our business. Furthermore, any patents, trademarks or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to awards for damages.

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We may be subject to claims with respect to the infringement of intellectual property rights of others, which could result in substantial costs and diversion of our financial and management resources to defend such claims and/or lawsuits against us and could harm our business.

We cannot be certain that our games and proprietary technologies will not infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties. While we know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and we have not made an exhaustive search of all patent filings. Additionally, most patent applications are kept confidential for twelve to eighteen months, or longer, and we would not be able to be aware of potentially conflicting claims that they make. We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternative technology or obtain other licenses. In addition, we may incur substantial expenses in defending against these third party infringement claims and be diverted from devoting time to our business and operational issues, regardless of the merits of any such claim. Successful infringement or licensing claims against us may result in substantial monetary damages, which may materially disrupt the conduct of our business and have a material adverse effect on our reputation, business, financial condition and results of operations.

Our ability to obtain favorable terms from our suppliers may impact our financial results.

Our financial results depend significantly upon the business terms we can obtain from our suppliers, primarily competitive prices and consistent availability. Because substantially all of our purchases are already cash in advance we do not have risk associated with loss of favorable payment terms.

If the products that we offer do not reflect our customers’ tastes and preferences, we may never be able to develop revenues or profits.

Our success depends in part on our ability to offer products and services that reflect consumers’ tastes and preferences. Consumers’ tastes are subject to frequent, significant and sometimes unpredictable changes. If the physical merchandise we offer for sale fails to satisfy customers’ tastes or respond to changes in customer preferences, our sales could suffer and we could be required to mark down unsold inventory (for retail distributed products). If the digitally distributed merchandise we offer gratis (using a “freemium model”) or for purchase (using a “premium” model) fails to satisfy customers’ tastes or respond to changes in customer preferences, our downloads and monetized content conversion rates could suffer. The two (2) aforementioned scenarios could depress our profit margins. In addition, any failure to offer products and services in line with customers’ preferences could allow competitors to gain market share, which could harm our business, results of operations and financial condition.

Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the United States or abroad deteriorates, customers or potential customers could reduce or delay their technology and entertainment investments. Reduced or delayed technology and entertainment investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

•	the introduction and market acceptance of new technologies, products and services;
•	new competitors and new forms of competition;
•	the size and timing of customer orders (for retail distributed physical product);
•	the size and timing of capital expenditures by our customers;
•	adverse changes in the credit quality of our customers and suppliers;
•	changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
•	changes in the terms of our contracts with our customers or suppliers;
•	the availability of products from our suppliers; and
•	variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

There is a limited market for our common stock, which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the OTC QB under the symbol “SOUL.” There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell shares of our common stock, or the prices at which holders may be able to sell their common stock.

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Because our principal stockholder controls a significant number of shares of our common stock, he has effective control over actions requiring stockholder approval.

Our Chief Executive Officer and principal stockholder beneficially owns more than 50% of our outstanding shares of common stock. Accordingly, he has the ability to control the Company and the outcome of issues submitted to our stockholders.

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share, and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, the FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

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The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Beaufort may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

We are prohibited, from delivering a Draw Down Notice to Beaufort to the extent that the issuance of shares would cause Beaufort to beneficially own more than 4.99% of our then-outstanding Common Stock. These restrictions however, do not prevent Beaufort from selling shares of Common Stock received in connection with a draw down, and then receiving additional shares of Common Stock in connection with a subsequent draw down. In this way, Beaufort could sell more than 4.99% of the outstanding Common Stock in a relatively short time frame while never holding more than 4.99% at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of Common Stock. In addition, please see the risk factor entitled “We may not have access to the full amount under, or be able to benefit from, the Purchase Agreement.”

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of July 16, 2015, we had 118,053,685 shares of Common Stock and 130,000 shares of Series B Preferred Stock outstanding; however, we may issue additional shares of Common Stock or preferred stock in the future in connection with a financing, whether or not in connection with the Purchase Agreement, or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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RISKS RELATED TO THE PURCHASE AGREEMENT

Beaufort will pay less than the then-prevailing market price of our common stock, which could cause the price of our common stock to decline.

Our common stock to be issued under the Purchase Agreement will be purchased at a twenty nine percent (29%) discount or 71% of the average of the two (2) lowest closing prices during the five (5) trading days immediately before our delivery of our Draw Down Notice to Beaufort of our election to exercise our "put" right.

Beaufort has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Beaufort sells our shares, the price of our common stock may decrease. If our stock price decreases, Beaufort may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Purchase Agreement may cause the price of our common stock to decline.

We are registering 20,000,000 shares of common stock to be issued under the Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 20,000,000 shares of common stock under the registration statement of which this Prospectus forms a part for sale by the Selling Shareholder. The sale of these shares into the public market by Beaufort could depress the market price of our common stock.

We may not have access to the full amount under, or be able to benefit from, the Purchase Agreement.

For the five consecutive trading days prior to July 16, 2015 the two lowest closing price of our common stock were $0.0025 and $0.0024. There is no assurance that the market price of our common stock will increase or remain the same substantially in the near future. The entire commitment under the Purchase Agreement is $2,000,000. The aggregate number of shares of common stock necessary to raise the entire $2,000,000 at 71% of the average of $0.0025 and $0.0024 per share (or approximately $0.0025) is approximately 1,111,111,111, a number considerably in excess of our presently authorized and unreserved shares. The shares required if the market stock price drops 25%, 50% and 75% would be approximately 1,428,571,428, 2,000,000,000 and 4,000,000,000 respectively. As a result, we will not be able to take advantage of the Purchase Agreement unless our market price experiences a considerable increase.

We may not have access to the remaining commitment under the Purchase Agreement unless the market price of our common stock increases or remains stable. Our executive officers and directors fully recognize that the Purchase Agreement may not provide us access to the full line of credit.

Our common stock price may decline by our draw on the shares issuable under the Purchase Agreement.

Effective February 11, 2015, we entered into the Purchase Agreement with Beaufort. Pursuant to the Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Beaufort at a price equal to 71% of market price. Because this price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest will be diluted in direct proportion.

There may not be a sufficient price of our common stock to permit us to acquire adequate funds, which may adversely affect our liquidity.

The Purchase Agreement provides that the number of shares sold pursuant to each Draw Down Notice plus the shares held by Beaufort at that time shall not exceed 4.99% of the issued and outstanding shares of common stock of the Company. If the price our common stock is too low, it is possible that we may not be permitted to draw the full amount of proceeds of the drawdown request, which may not provide adequate funding for our planned operations and may materially decrease our liquidity. Analysis shows that an initial drawdown at current market prices will result in a drawdown of 5,890,878 shares of stock resulting in approximately $11,782 of actual available funds. While the Company cannot predict a quantitative risk factor in specific numbers, it can quantify its initial drawdown expectation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Prospectus entitled “Risk Factors”) relating to our industries, operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this Registration Statement.

USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of shares of Common Stock by the Selling Stockholder in this offering. The proceeds from the sales will belong to the Selling Stockholder. However, we may receive proceeds from the sale of Commitment Shares to Beaufort pursuant to the Purchase Agreement.

We intend to use the proceeds that we may receive under the Purchase Agreement to execute our growth strategy, to aid in the commercial development of video and computer games and entertainment apps, and for general corporate purposes. There can be no assurance that we will sell any of the Commitment Shares, if at all.

We anticipate we will need an additional $3 million in capital for the execution of our business plan. This amount is in addition to any proceeds we may receive if and when we put Commitment Shares to Beaufort. We cannot provide any assurance that we will be able to draw down any or all of the Total Commitment, such that the proceeds received would be a source of financing for any of the subsidiaries. We will not receive any proceeds from the sale of Commitment Shares by Beaufort.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our product sales and marketing efforts, the amount of proceeds received from the exercise of the Warrants, and the amount of cash generated through our existing strategic collaborations and any additional strategic collaborations into which we may enter.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all of the shares of Common Stock that have been or may be issued by us to Beaufort under the Purchase Agreement. For additional information regarding the issuance of Common Stock covered by this Prospectus, see “Prospectus Summary— Common Stock Purchase Agreement with Beaufort” above. We are registering the shares of Common Stock pursuant to the provisions of the Registration Rights Agreement we entered into with Beaufort on February 11, 2015 in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Beaufort has not had any material relationship with us within the past three years.

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The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of July 16, 2015. As used in this Prospectus, the term “Selling Stockholder” includes Beaufort and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this Prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares in this Offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the Offering shown in the table below is based on an aggregate of 118,053,685 shares of our Common Stock outstanding on July 16, 2015. Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this Prospectus.

Name of Selling	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering
Stockholder	Number(1)	Percent(2)	Prospectus	Number(3)	Percent(2)
Beaufort Capital Partners, LLC (4)	0	0	20,000,000	0	0

(1) In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that Beaufort may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Beaufort’s control, including the Registration Statement of which this Prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each put of Common Stock to Beaufort under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth in the Purchase Agreement. Also, under the terms of the Purchase Agreement, we may not issue shares of our Common Stock to Beaufort to the extent that Beaufort or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding Common Stock. Does not include 7,000,000 shares of our restricted common stock which are being held in escrow, 6,000,000 of which will be returned to the Company upon the effectiveness of the Registration Statement of which the Prospectus forms a part, and 1,000,000 of which will be returned to the Company upon an aggregate of $500,000 of Draw Down Amounts. In the event that such Registration Statement is not declared effective by the Commission within 180 days of the date of the initial filing of said Registration Statement, such shares will be released to Beaufort.

(2) Applicable percentage ownership is based on 118,053,685 shares of our Common Stock outstanding as of July 16, 2015.

(3) Assumes the sale of all shares being offered pursuant to this Prospectus. Does not include 7,000,000 shares of our restricted common stock which are being held in escrow, 6,000,000 of which will be returned to the Company upon the effectiveness of the Registration Statement of which the Prospectus forms a part, and 1,000,000 of which will be returned to the Company upon an aggregate of $500,000 of Draw Down Amounts. In the event that such Registration Statement is not declared effective by the Commission within 180 days of the date of the initial filing of said Registration Statement, such shares will be released to Beaufort.

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(4) The business address of Beaufort is c/o Beaufort Capital Partners, LLC, 660 White Plains Road, Suite 455, Tarrytown, NY 10591. Beaufort’s principal business is that of a private investment firm. We have been advised that Beaufort is not a member of FINRA, or an independent broker-dealer, and that neither Beaufort nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Leib Schaeffer is the Managing Member of Beaufort, and that Mr. Schaeffer has definitive power to vote or to direct the vote and definitive power to dispose or to direct the disposition of all securities owned directly by Beaufort.

PLAN OF DISTRIBUTION

We are registering shares of Common Stock that have been or may be issued by us from time to time to Beaufort under the Purchase Agreement to permit the resale of these shares of Common Stock after the issuance thereof by the Selling Stockholder from time to time after the date of this Prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock, except that Beaufort has agreed to pay $15,000 of such fees and expenses.

The Selling Stockholder may decide not to sell any shares of Common Stock. The Selling Stockholder may sell all or a portion of the shares of Common Stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the shares of Common Stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Beaufort is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of Common Stock by the Selling Stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of Common Stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Beaufort has advised us that it will use an unaffiliated broker-dealer to effectuate all resales of our Common Stock. To our knowledge, Beaufort has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of Common Stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because Beaufort is, and any other selling stockholder, broker, dealer or agent may be deemed to be, an “underwriter” within the meaning of the Securities Act, Beaufort will (and any other selling stockholder, broker, dealer or agent may) be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of NASDAQ;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

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•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may transfer the shares of Common Stock by other means not described in this Prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Beaufort has informed us that each such broker-dealer will receive commissions from Beaufort which will not exceed customary brokerage commissions. Broker-dealers may agree with the Selling Stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this Prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and

•	other facts material to the transaction.

Beaufort has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Pursuant to a requirement of FINRA, the maximum commission or discount and other compensation to be received by any FINRA member or independent broker-dealer shall not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

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Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the Registration Statement, of which this Prospectus forms a part.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The Selling Stockholder and any other person participating in the sale or distribution of the shares of Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of Common Stock by, the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making and certain other activities with respect to the shares of Common Stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of Common Stock in the market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Beaufort has agreed to reimburse us for $15,000 of the expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement. Beaufort will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of Common Stock. We have agreed to indemnify Beaufort and certain other persons against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Beaufort has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Beaufort specifically for use in this Prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of Common Stock is made by the Selling Stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of Common Stock. We may suspend the sale of shares by the Selling Stockholder pursuant to this Prospectus for certain periods of time for certain reasons, including if the Prospectus is required to be supplemented or amended to include additional material information.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock, however the description does not purport to be complete and is subject to, and is qualified by, our Articles of Incorporation and Bylaws, which are filed as exhibits to this Registration Statement of which this Prospectus is a part.

Authorized and Outstanding Securities

We have the authority to issue up to 300,000,000 shares of Common Stock, $0.001 par value. As of July 16, 2015, there were 118,053,685 shares of Common Stock issued and outstanding. We have reserved for issuance an additional 154,381,383 shares of Common Stock to contemplate the conversion and exercise of all of our currently outstanding warrants and convertible debt. We also have the authority to issue up to 10,000,000 shares of “blank check” preferred stock, $0.001 par value, of which 130,000 shares have been designated as “Series B Preferred Stock.” As of the date of this Prospectus, 130,000 shares of the Series B Preferred Stock are issued and outstanding.

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Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. There is a limited public market for our Common Stock.

Series B Preferred Stock

We have the authority to issue up to 10,000,000 shares of Preferred Stock, $0.001 par value. As of July 16, 2015, there were 130,000 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock entitles its holder to vote the equivalent of 2,000 shares of Common Stock at the record date for the determination of shareholders entitled to vote on any matter coming before the common shareholders or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Series B Preferred Stock has no stated value, is not convertible into other securities of the Company, and has no liquidation preference.

Warrants

The following table summarizes information about our warrants outstanding, all of which are presently exercisable:

# of Shares	Date of Grant	Maturity Date	Exercise Price	Remaining Life (years)
700,000	1/22/2014	1/22/2019	0.25	3.52
33,334	7/17/2013	7/17/2015	0.60	0.00
210,000	8/8/2013	8/9/2015	0.75	0.07
15,556	8/8/2013	8/9/2015	0.75	0.07
20,000	8/8/2013	8/9/2015	0.75	0.07
250,000	6/3/2014	10/14/2018	0.10	3.25
31,112	8/27/2014	8/27/2016	0.06	1.12
420,000	8/27/2014	8/27/2016	0.06	1.12
40,000	8/27/2014	8/27/2016	0.06	1.12
40,000	8/27/2014	8/27/2016	0.06	1.12
4,000,000	1/1/2015	12/31/2019	0.03	4.46
5,760,002

Convertible Notes

Effective Date	Expiration Date	Interest Rate	Principal	Conversion Price 7-16-15	Issuable Shares
9/18/2014	5/11/2016	10%	229,549	0.002	163,963,571
7/16/2013	5/7/2016	0%	8,163	0.002	5,091,268
8/8/2013	3/24/2016	0%	12,442	0.002	7,760,083
6/2/2015	6/2/2016	8%	45,000	0.002	30,405,405
2/3/2015	2/2/2017	12%	55,556	0.001	38,580,556
3/12/2015	3/12/2017	10%	58,850	0.002	39,763,514
3/16/2015	3/16/2016	8%	52,500	0.002	35,000,000
4/21/2015	4/21/2016	8%	53,500	0.002	36,148,649
			515,560		356,713,046

Registration Rights

In accordance with the Registration Rights Agreement, the Selling Stockholder is entitled to certain rights with respect to the registration of the shares of Common Stock issued in connection with the Purchase Agreement (the “Registrable Securities”).

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We are obligated to file a registration statement with respect to the Registrable Securities. Upon becoming effective, such registration statement shall remain effective at all times until the date that the Selling Stockholder no longer owns any of the Registrable Securities. We must also take such action as is necessary to register and/or qualify the Registrable Securities under such other securities or blue sky laws of all applicable jurisdictions in the United States.

The Company has agreed to pledge 7,000,000 shares of its restricted common stock to Beaufort, which shares are being held in escrow, 6,000,000 of which will be returned to the Company upon the effectiveness of the Registration Statement of which the Prospectus forms a part, and 1,000,000 of which will be returned to the Company upon an aggregate of $500,000 of Draw Down Amounts. In the event that such Registration Statement is not declared effective by the Commission within 180 days of the date of the initial filing of said Registration Statement, such shares will be released to Beaufort. None of the foregoing shares are being registered for resale in this registration statement nor will the Company register them in any other registration statement.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholder.

Dividend Policy

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our Common Stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our Common Stock. In addition, sales of our Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of the company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then outstanding shares of common stock, or (2) if and when the Common Stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales of shares held by our affiliates that are not “restricted” are subject to such volume limitations, but are not subject to the holding period requirement. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and availability of current public information about our company. A person who is not deemed to have been an affiliate of our company at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our Common Stock that our existing stockholders will elect to sell under Rule 144. Because Beaufort can be deemed to be an “underwriter” within the meaning of the Securities Act, Beaufort will be subject to the prospectus delivery requirements of the Securities Act and will be prohibited from selling shares under Rule 144.

Anti-Takeover Effects of Nevada Law and Our Charter Documents

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

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Voting Rights. Each share of our Series B Preferred Stock has voting rights equal to 2,000 shares of Common Stock (subject to stock dividends, stock splits and the like). This provision may have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.

Transfer Agent

The transfer agent for our Common Stock is Island Stock Transfer at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760. Island Stock Transfer’s telephone number is 727-289-0010.

DESCRIPTION OF BUSINESS

Background

Exchange Agreement. On February 5, 2013, Soul and Vibe Interactive Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) by and among the Company, Soul and the sole shareholder of Soul (the “Shareholder”). Pursuant to the Agreement, Soul became a wholly owned subsidiary of the Company (the “Exchange”). As consideration for the Exchange, the Shareholder exchanged an aggregate of 6,000,000 shares of common stock of Soul, constituting all shares of capital stock of Soul issued and outstanding (the “Soul Shares”) for an aggregate of 12,333,334 shares of the Company’s common stock (the “Common Stock”). The Agreement contained customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration exchanged, the process of exchanging the consideration and the effect of the Exchange. The closing of the Exchange took place on February 6, 2013. There were no rights to acquire any equity interests of Soul prior to the closing of the Exchange. Subsequent to the consummation of the Exchange, the Company had 36,333,334 shares of Common Stock issued and outstanding.

Changes Resulting from the Exchange. We intend to carry on Soul’s business as our primary line of business. Soul is headquartered in Minneapolis, MN, and is focused on developing, publishing, and digitally distributing interactive entertainment for video game consoles, personal computers, and mobile devices. As of March 8, 2013, we discontinued entirely the business of Victory LG, Inc.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Exchange, Pauline Carson resigned from her positions as Chief Executive Officer, President and a member of its Board of Directors of the Company, but was appointed as a Vice President of the Company. Simultaneously with the effectiveness of the Exchange, Peter Anthony Chiodo, who has served as a member of the Board of Directors of the Company and as its Vice President, was appointed as the Company’s Chief Executive Officer, President, Treasurer, and Secretary.

Return to Treasury Agreement. On July 28, 2013, the Company entered into the Return to Treasury Agreement with its sole director and chief executive officer as well as the majority shareholder (the “Holder”) of its shares of Common Stock pursuant to which it agreed to issue to the Holder 130,000 shares of its newly created Series B Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), in exchange for the surrender by the Holder of 21,486,431 of his shares of Common Stock once such shares of Series B Preferred Stock have been designated. The shares of Series B Preferred Stock were issued to the Holder effective July 28, 2013.

Reverse Split. On August 1, 2013, the holder of a majority of the shares of Common Stock approved a reverse split of such shares by a ratio of 1 for 3 (the “Reverse Split”). The Company filed the certificate of amendment (the “Certificate”) to its articles of incorporation with the State of Nevada effectuating the Reverse Split on August 7, 2013. The Reverse Split became effective in the State of Nevada on August 12, 2013. The Reverse Split became effective on the OTC Bulletin Board (the “OTC BB”) on August 12, 2013, having been approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) on August 9, 2013. As a result of the Reverse Split, each three (3) shares of Common Stock issued and outstanding prior to the Reverse Split were converted into one (1) share of Common Stock, and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of Common Stock have been proportionally adjusted. All references to common stock have been retroactively restated.

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Overview

Soul and Vibe Interactive Inc. is a video and computer games company. We develop, publish, and digitally distribute interactive entertainment for video game consoles, mobile and augmented reality/wearable tech devices, and personal computers.  Since our inception, we have generated a degree of revenue. Revenue generation began in the 1st quarter of 2014 with the release of our first product. The release was Timeless Gems, an innovative "match-3" game that features board game elements. Timeless Gems was released, worldwide, on Facebook, Google's Google Play, and Apple's App Store (for iPhone, iPad, and iPod Touch) in February and March 2014. In addition to the development and release of the Timeless Gems product, two packages of expansion content for Timeless Gems were developed and released during fiscal year 2014. A third package of expansion content for Timeless Gems was developed during fiscal year 2014 but this package has not yet been released. It is anticipated that this third expansion package will be released during fiscal year 2015. In June 2014 the company released a second product, Striker Rush: Champion Edition. Striker Rush: Champion Edition was released, worldwide, through Apple’s App Store (for iPhone, iPad, and iPod Touch mobile devices), and through Google Play and Amazon.com (for Android devices.)

During fiscal year 2014, the Company licensed Timeless Gems and Striker Rush: Champion Edition to Tanjarine, a subsidiary of TouchTunes, the largest provider of in-venue music and entertainment throughout North America. Tanjarine is the first integrated tabletop ordering, entertainment and pay-at-the-table solution to combine 10" proprietary tabletop tablets with server handhelds, which expedite service, payment, and second screen televisions. The platform provides guests with menu and entertainment options, portability that eliminates the constraints of one-tablet-per-table installations, and other innovations that help increase restaurant efficiency and average check size. Customizable for bars and restaurants, Tanjarine’s catalog of entertainment offers games, music and content that targets everyone from families to sports fans to couples and more. Many of the games also enable guests to play with a friend or connect the tabletop tablets to second screen televisions located throughout a venue, creating a more interactive gaming experience.

During fiscal year 2014 the Company also continued the development of additional products that, as of the date of this Annual Report, have not been publicly announced. It is anticipated that these products will be released into the market late in the second quarter of 2015 on the following hardware platforms: Facebook, through Apple’s App Store (for iPhone, iPad, and iPod Touch mobile devices), through Google Play and Amazon.com (for Android devices), and on the Windows Mobile Platform with anticipated support for Xbox Live, as a feature set.

These aforementioned releases have begun to generate a degree of revenue for the Company. Our operations to date have been financed by Mr. Chiodo, our sole officer, and independent accredited investors who have entered into private finance transactions with us.

The Company intends to focus its operational strategy on the development of product for a variety of hardware platforms: video game consoles (for example: Xbox 360 and PlayStation 3), mobile (for example: Apple iOS, Android devices, and Windows Phones), augmented reality/wearable tech devices (for example: HTC Vive, Vuzix-branded hardware, and Oculus Rift), and personal computers (for example: PC and Mac and browser applications such as Facebook). Our products are also anticipated to be released on portable video game consoles (for example: PlayStation Vita), which can be defined as residing in both the video game console and mobile hardware platform categories. Products will be designed for specific hardware platforms; not all products will be released on all hardware platforms.

Most of the Company’s products are expected to be digitally distributed (via download) through a “First Party” distribution store (for example: Facebook, Microsoft Corporation’s Marketplace, Apple Inc.’s App Store, Google’s Google Play, etc.). Some of the Company’s products may bear licensed-brands through which there is potential for exploitation via merchandising, cross-promotion and/or publicity tie-ins with its licensor, as well as within social media communities. Other Company products will be based on our internally generated and wholly owned intellectual properties.

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The Company’s products are focused within three core areas: Licensed-brand games, internally-generated intellectual property (“IP”) based games, and so-called “Pick-Ups.” Pick-ups are games developed (and financed) by independent software developers located throughout the world. Oftentimes, these independent software developers are looking for a publishing partner such as the Company as they tend to: (i) lack the marketing/publicity infrastructure and relationships to properly bring a game to market, (ii) need to partner with a company in possession of platform-specific publishing licenses, and/or (iii) require some additional capital to complete the development cycle. The Company can acquire the games created by these independent software developers for either a flat fee or a combination of a flat fee and a small “back-end” royalty that is payable once the Company recoups its costs. Pick-ups could be beneficial for the Company as they represent products that can often be quickly brought to market and subsequently fill in the gaps between the releases of the “bigger” Licensed-Brand and internally-generated IP-based games. This allows the Company to establish a recurring release calendar that: (i) distributes revenues across a fiscal year and (ii) provides a steady stream of content for our users and games industry media to talk about, thus reinforcing our Soul and Vibe brand as a publishing label. It is anticipated that a large portion of the Company’s product portfolio in fiscal year 2015 onward may be comprised of pick-up opportunities.

We have sustained losses from operations in each fiscal year since our inception, and we expect these losses to continue for the indefinite future, due to our substantial investment in research and development, attorneys’ fees and expenses, and consultants’ fees. During the twelve months ended December 31, 2014, the Company realized a net loss of $2,121,633 compared with a net loss of $2,270,453 for year ended December 31, 2013. For the three months ended March 31, 2015, the Company realized net income of $157,447, as compared to net income of $551,359 for the three months ended March 31, 2014. As of December 31, 2014, the Company had a working capital deficiency of $1,629,760 and a shareholder’s deficit of $1,238,127. As of March 31, 2015, the Company had a working capital deficiency of $1,183,732 and a shareholder’s deficit of $793,038.

Games the Company intends to develop from concepts and publish as final products

Our projected portfolio consists of games and apps based on the marks of our licensed-brand partners (General Mills and the John Deere Company) and internally-generated Soul and Vibe IP-based games, such as “Bugaboo,” a virtual-pet game that may bear a licensed-brand, “The Dragon Wars,” “Grimwhiskers,” and “Last Day On Earth” (L.D.O.E.). The products that comprise the portfolio are in pre-production. Specifically:

The Wheaties Challenge. The Wheaties Challenge is an adrenaline-charged arcade sports compilation for console, mobile, and PC/Mac. The game promotes family health and wellness, is sponsored by General Mills, and features Wheaties as its signature brand.

The Wheaties Challenge has a projected development schedule of 12 months. (The externally contracted software development team selected for this sports-themed game can hire contingent staff to increase development capacity should it be deemed appropriate to do so.) The game has a conceptual treatment that was presented to Microsoft Corporation (“Microsoft”) and Sony as part of the process for securing our publishing licenses. Contingent upon the timing of financing, the Company presently anticipates launching this sports-themed game in 2016. The marketing of the title would be rolled out across a pre-launch, launch, and post-launch window. Each window is approximately three (3) months; the timing of these windows are contingent upon financing and, based on the timing of that financing, the associated product development schedule.

The Wheaties Challenge has had high-level feature/content scope reviews with independently owned-operated software development teams located all over the world. Based on the high-level feature/content scope reviews that have been conducted with the Company’s prospective development partners for the product, it is estimated to cost approximately $1.2M to $1.5M (on average) to develop and bring this sports-themed game to market.

Bugaboo. Bugaboo is an action-puzzle game for consoles, mobile devices, and personal computers. The core play mechanic is Shadow Weaving: Shape and/or sneak through pockets of darkness, pilfer the property of others through a combination of movement, gadgets, and stealth, and escape the scene of the crime under the pressure of time.

The Company’s projected line of John Deere-branded titles will be based on our licensor’s extensive line of agriculture, construction, forestry, and personal vehicle products. The Company is currently reviewing product concept and scope treatment with independent software development partners. It is anticipated that the Company’s projected line of John Deere-branded titles will be released on mobile and social media platforms.

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Bugaboo is an internally-generated Soul and Vibe IP whose primary character set and backstory is anticipated to be introduced to users in a companion app on mobile platforms and Facebook that is slated for release in the second quarter of 2015. The formal Bugaboo project has a projected development schedule of 16 months. The externally contracted software development team selected for the Bugaboo project can hire contingent staff to increase development capacity should it be deemed appropriate to do so. Bugaboo has a conceptual treatment that was presented to Microsoft and Sony as part of the process for securing our publishing licenses. Contingent upon the timing of financing, the Company presently intends to launch “Bugaboo” in 2016. The marketing of the title would be rolled out across a pre-launch, launch, and post-launch window. Each window is approximately three (3) months; the timing of these windows are contingent upon financing and, based on the timing of that financing, the associated product development schedule.

Bugaboo has had high-level feature/content scope reviews with independently owned-operated software development teams located all over the world. Based on the high-level feature/content scope reviews that have been conducted with the Company’s prospective development partners for the product, it is estimated to cost approximately $1.2M to develop and bring Bugaboo to market.

Virtual-Pet Game. A virtual-pet game that stars man’s best friend. It appeals to dog fans of all ages, both casual and enthusiastic. The Company is pursuing a licensed brand for this title. The Company will disclose the licensed-brand partner once it has been signed.

The Virtual-Pet Game has a projected development schedule of 12 months. Contingent upon the timing of financing and working off of a staggered development calendar, the Company anticipates a release in late 2016. The Virtual-Pet Game has a conceptual treatment that was presented to Microsoft and to Sony as part of the process for securing our publishing licenses. The marketing of the title would be rolled out across a pre-launch, launch, and post-launch window. Each window is approximately three (3) months; the timing of these windows are contingent upon financing and, based on the timing of that financing, the associated product development schedule.

The Virtual-Pet Game has had high-level feature/content scope reviews with independently owned-operated software development teams located all over the world. Based on the high-level feature/content scope reviews that have been conducted with the Company’s prospective development partners for the product, it is estimated to cost approximately $800K to $1.2M (on average) to develop and bring The Virtual-Pet Game to market.

The Dragon Wars. A band of heroic warriors and a mob of monstrous villains battle it out in the skies and on the ground for the ultimate control of a fantastical world in “The Dragon Wars” (which is a working title), a character-driven battle game for consoles, mobile devices, and personal computers. Stylistically, it combines over-the-top characters reminiscent of the classic 1980s toy lines with The Lord of the Rings-esque dynamic ground battles.

The Dragon Wars is an internally-generated Soul and Vibe IP. Contingent upon the timing of financing and working off of a staggered development calendar, the Company anticipates a release in 2017. The Dragon Wars has a conceptual treatment that was presented to Microsoft and Sony as part of the process for securing our publishing licenses. The marketing of the title would be rolled out across a pre-launch, launch, and post-launch window. Each window is approximately three (3) months; the timing of these windows is each contingent upon financing and, based on the timing of that financing, the associated product development schedule.

The Dragon Wars has had high-level feature/content scope reviews with independently owned-operated software development teams located all over the world. Based on the high-level feature/content scope reviews that have been conducted with the Company’s prospective development partners for the product, it is estimated to cost approximately $1.5M (on average) to develop and bring The Dragon Wars to market.

Larva Game Studios. In July 2013, the Company announced a development relationship with the Mexico-based software development company, Larva Game Studios (“Larva.”) Larva is the formally announced developer of two games and has been working with Soul and Vibe on the pre-production of both.

Grimwhiskers. A band of ne’er-do-well pirates is on a quest to recover their most prized possession, their ship, from a diabolical and seemingly smarter enemy in Grimwhiskers (which is a working title) a side scrolling, action game for consoles, mobile devices, and personal computers.

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Grimwhiskers is an internally-generated Soul and Vibe IP with a projected development schedule of 14 months. Contingent upon financing and based on a staggered release, we anticipate a release in 2016. Larva, as an externally contracted software development team can hire contingent staff to increase development capacity should it be deemed appropriate to do so.) Grimwhiskers has a conceptual treatment that was presented to Microsoft and Sony as part of the process for securing our publishing licenses. Contingent upon the timing of financing, the Company presently intends to launch “Grimwhiskers” in 2016. The marketing of the title would be rolled out across a pre-launch, launch, and post-launch window. Each window is approximately three (3) months; the timing of these windows is each contingent upon financing and, based on the timing of that financing, the associated product development schedule.

Last Day on Earth. The Earth as a whole faces a looming catastrophe, as an alien race called The Hive has successfully breached every developed nation's defenses and is now systematically attempting to destroy all of mankind. It's up to the remaining survivors to protect the last bastion on Earth, the island of Utopia.  Last Day on Earth blends the gripping action of a third-person shooter with the strategic building and defending gameplay of a tower defense game.

To view the game’s teaser please visit: www.ldoegame.com or http://www.youtube.com/soulandvibe.

Last Day on Earth is an internally-generated Larva Game Studios IP with a projected development schedule of 12 months. We anticipate a release in 2016. Larva, as an externally contracted software development team can hire contingent staff to increase development capacity should it be deemed appropriate to do so. Contingent upon the timing of financing, the Company presently intends to launch “Last Day on Earth” in 2016. The marketing of the title would be rolled out across a pre-launch, launch, and post-launch window. Each window is approximately three (3) months; the timing of these windows is each contingent upon financing and, based on the timing of that financing, the associated product development schedule.

Both Grimwhiskers and Last Day on Earth will be developed as part of an incentive driven finance program for the motion picture and video and computer games industries that is offered by the Mexican government. Larva has attracted an investment of $1M from the Mexican government program. With a $1M match from Soul and Vibe, both Grimwhiskers and Last Day on Earth will be developed; the cumulative price for both games is cheaper than the cost of both games being developed separately elsewhere in the world. In addition to significant development cost savings for the Company, the relationship with Larva represents a strategic advantage for the Company. The relationship for Larva paves the way for new relationship within the emerging Latin American market with developers, distributors, and marketing/publicity channels.

Publishing

Our business is primarily focused on developing, publishing, and marketing interactive entertainment software for multiple platform categories: Console, mobile and augmented reality/wearable tech devices, and personal computers. In regards to console publishing, we have entered into publishing agreements with hardware platform manufacturers such as Microsoft Corporation and Sony (through Sony Computer Entertainment of America, LLC). Our publishing agreements with these entities are for non-exclusive licenses, both for the rights to publish and to develop titles for their hardware platforms. These agreements form a foundation for our business. We must maintain a license to develop and publish titles for each console platform. Each license specifies the territory to which it applies, and licenses range from multi-national distribution to approval on a title-by-title basis. Our existing hardware platform licenses are with Microsoft (for the Xbox 360, Windows 8, Windows Live, and Windows Phone) and with Sony (for the PlayStation 3 and PlayStation Vita). Our publishing licenses with Microsoft and Sony require that we obtain approval for publication of new titles on a title-by-title basis. As a result, the number of titles we are able to publish for these hardware platforms and our ability to time the release of titles is dependent upon decisions made by third party hardware manufacturers.

Effective August 8, 2012, the Company became an approved developer and publisher of games and games-related content for the Microsoft hardware platforms that include: Xbox 360 (and the associated Xbox Live), Windows Live, Windows 8, and the Windows Phone.

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Effective August 8, 2012, we entered into a publisher license agreement with Microsoft to develop and/or publish software products running on the Xbox 360 video game and entertainment system, Windows 8, Windows Live, and Windows Phone and license proprietary materials from Microsoft (the “Microsoft Agreement”). Effective May 8, 2013, we entered into a new publisher license agreement with Microsoft (the “New Microsoft Agreement”). The New Microsoft Agreement was disclosed as part of an official filing. The Company has obtained confidential treatment for certain terms of the New Microsoft Agreement.

In September 2012, the Company became an approved developer and publisher of games and games-related content for the Sony platforms that include: PlayStation3, PlayStation Vita, and the PlayStation Network.

On September 27, 2012, we entered into a licensed publisher agreement (the “SCEA Agreement”) with Sony Computer Entertainment America LLC (“SCEA”). Under the SCEA Agreement, SCEA granted us a non-exclusive license to publish, develop, have manufactured, market, distribute and sell software for Sony's PlayStation 3, in the United States and Canada. The term of the SCEA Agreement was until March 31, 2013, but automatically extends for additional one-year terms thereafter, unless either party provides the other with written notice of its election not to so extend on or before January 31 of the applicable year. The SCEA Agreement was disclosed as part of an official filing.

Licensing

Effective September 2011, Soul entered into a trademark license agreement with Gcom Enterprises, Inc., an affiliate of General Mills, which expires on December 31, 2015, subject to extension (the “GM Agreement”). Under the terms of the GM Agreement, the Company is able to develop and publish sports-themed “Wheaties” branded video and computer games as well as games-related content based on General Mills breakfast cereal and food-product mascot intellectual properties (“IP”). A minimum guarantee is due to General Mills in installments; this minimum guarantee will be offset against the royalties in the mid-single digits payable by the Company to General Mills on the sale of the Company's “Wheaties” branded, and General Mills IP associated, games and games-related content. The foregoing is a summary of the material terms of the GM Agreement and does not purport to be complete. The GM Agreement was disclosed as part of an official filing. The Company has obtained confidential treatment for certain terms of the GM Agreement.

On May 15, 2014 the Company announced the signing of a multi-year licensing agreement to develop and publish new video games, entertainment apps, and digitally-distributed content based on the John Deere brand. Under the agreement, the Company will develop and publish games and entertainment apps based on John Deere’s extensive line of agricultural and construction equipment, and more, for consoles, mobile devices, personal computers, and social media platforms such as Facebook. The Company also has the rights to develop and publish John Deere-branded virtual apparel and digital items for Avatars, as well as other digitally-distributed content.

Market and Industry

Historically, gaming has meant playing retail purchased physical media (such as DVD/Blu-Ray, Cartridge, SD Card, or UMD) on personal computers and television based and portable video game consoles. The markets and games for the various platforms have often times been as unique as the hardware on which the games were played. But now, the markets, media and distribution channels for games are changing.

Starting with the release of “next-generation” video game consoles (2005), users were given the opportunity to not only interact with players all over the world via the internet, they were empowered to access music, movie, television program, and game content “on demand” from the comfort of their own homes. Personal computer and video game console users also began to experience a convergence of game types. Game genres that historically were played on a dedicated platform began to become platform agnostic, widening the market.

Thanks to the rapid proliferation of “smart-phones” in recent years, mobile devices that once were used only for communication now play host to myriad features. Surf the Internet, communicate via email, text, chat via audio or video, and access, “on demand,” diverse entertainment content choices (including games) while on the go. “Smart phones” have rapidly encroached on the portable video game market that was established by Nintendo’s Game Boy in 1989. This is significantly expanding the number of hardware platforms on which games are played as well as the consumer base who plays them.

Currently, ideas about how game console and mobile products might be able to “talk to one another” are taking shape. The execution of these ideas are expanding play experiences and creating new marketing vehicles and revenue generating mechanisms for games as an entertainment category.

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General Market Analysis

The video and computer games industry is very mature when it comes to distributing and marketing content at retail since it is more than 30 years old. However, it is in its infancy when it comes to digitally distributing and marketing the same content.

Snapshot: Video Game Consoles: In 2005, Microsoft launched the Xbox 360 video game console. Leading up to its release, Microsoft claimed that the gaming device would be “online, all the time” thanks to the annual subscription based service, Xbox Live. Eight+ years into its life cycle, the console now plays host to an installed base of over 80 million users (world-wide) who readily purchase both retail and digitally distributed game content. Users can purchase DVD based titles at retail for prices ranging (on average) from $39.99 to $59.99. Best yet, a title’s “shelf life” can be extended via a digital distribution mechanism on Xbox Live. Smaller scope offerings can be downloaded directly to a user’s console for $4.99, $10.99, $14.99, or $19.99. Users can purchase “experience expanding” content packages for retail and digitally distributed games via download as well. Sony (with the PlayStation 3) and Nintendo (with the television-based Wii and Wii U and the portable video game consoles such as DS and 3DS) have subsequently followed suit (2006) with similar content release strategies. In general, the practice of purchasing (with real-world currency) “consumables” (in game items that are used, or consumed, in game) popularized on browser-based and mobile platforms is making its way to consoles.

There is a variety of “publishing” players in the contemporary video game console market:

·	Large software publishers are the darlings of retail. Their “AAA” products drive traffic to brick and mortar store locations and boost shelf-space return on investment thanks to healthy marketing and promotional budgets. The number and diversity of titles produced give retail buyers the opportunity to swap out older/under-performing titles with new, fresh offerings, reducing the risk of carrying large physical inventories. However, large publishers are gradually devoting more resources to the digital distribution of content. The significant reduction in COGS preserves cash flow, cash that can be applied toward the acquisition of small publishers who specialize in digital distribution and direct marketing of content to consumers.

·	Middle-sized companies are trapped in a legacy “retail” business model and are scrambling to adjust their business models to be more nimble (i.e. embrace digital distribution). Many are financing products with money obtained from physical distributors, and they lack the ability to expand to new markets, such as digitally distributed content, as their money is tied-up elsewhere. As distributors and retailers hold onto cash, the middle-sized companies are often squeezed. They are the last to be paid by the firms upon whom they are dependent, reducing their liquidity, eroding their competitive advantage, and undercutting their ability to green-light new products. Less attractive to retail, shelf space is shrinking for them. They offer a smaller product portfolio and lack the marketing and promotional punch of large companies. “Let’s put it out and see what it does” marketing and PR strategies are executed by default. Nearly always, these strategies do not work.

·	New, small companies, such as the Company, are being founded with business models that fully embrace digital distribution, eliminating high-cost cost of goods sold, bypassing retail and traditional distribution channel challenges, and directing sales, marketing, and promotional efforts directly to the consumer. The business models of these companies allow for revenue and shareholder value to be maximized while simultaneously providing consumers with reduced prices for goods and services.

Snapshot: Mobile Devices: In 2007, modeled after iTunes, Apple’s App Store introduced a whole new way of getting mobile content into the hands of consumers, “Apps.” Both casual and core gamers have been targeted by a wide variety of companies.

Some mobile games are better than others. Few releases feature the hallmark graphical and gameplay polish of traditional portable video game console titles. Consumer awareness, in the Company’s opinion, is slight for the vast majority of releases. Marketing and PR strategies akin to “let’s put it out and see what it does” are rampant. The App Store is saturated. Everybody has an internal information filter; that filter is becoming more and more refined on a daily basis. As a result, the challenge for companies such as ours becomes how to break through the clutter and noise, or how to convince consumers that your product is something they need, not just want. As the proliferation of mobile devices continues to grow, the sophistication of the mobile devices themselves, and their users, will exponentially grow.

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Many of our mobile releases are expected to be revenue generating marketing vehicles for our brands (both licensed and internally-generated.) Our mobile product development strategy is to create a combination of stand-alone and “Companion” app products. It is anticipated that “Companion” apps will expand IP awareness and/or have cross-platform integration with console and personal computer versions of the Company’s releases. For licensed-brand products, a mix between stand-alone and “Companion” app offerings is the likely strategy. Internally-generated wholly-owned intellectual property will be more “Companion” app focused as part of an effort to transform our properties into self-sustaining entertainment franchises.

•	Monetized Content and Consumables: Soul and Vibe’s stand-alone and “Companion” app products will feature monetized content and “consumables.” Monetized content and “Consumables” can be shared across the Company’s console, mobile, and personal computer releases (inclusive of those released on browser-based systems, such as Facebook.)

•	Supported Mobile Platforms: Soul and Vibe’s products are expected to be published on Apple iOS and Android devices, and the (mobile) Windows platform. Where appropriate, the Company may integrate Facebook support for its mobile titles, enabling social media connectivity across platform versions. In addition, where appropriate, the Company may translate products to portable consoles, such as the Nintendo 3DS and the PlayStation Vita.

•	Apple iOS: Soul and Vibe is signed up as a developer/publisher within Apple’s network and has completed the setup of a company profile within the App Store marketplace. The Company will support the iPhone, iPad/iPad Mini, and desktop/laptop lines of Apple branded hardware through games and games-related content distributed via The App Store. It is anticipated that many of the Company’s iOS platform games may connect to (and be playable on) Facebook, as well.

•	Android: Soul and Vibe is signed up as a developer/publisher within Google’s “Google Play” and Amazon’s networks and has completed the setup of a company profile within the Google and Amazon marketplaces. The Company will support Android mobile phones and Android 7, 9, and 10-inch tablets through games and games-related content distributed via The App Store. It is anticipated that many of the Company’s Android platform games may connect to (and be playable on) Facebook, as well.

•	Windows Platform: As noted previously, in addition to its Xbox 360 PLA, Soul and Vibe has secured licensing to develop and publish games and games-related content for the Windows Phone. Soul and Vibe has a separate PLA for the Windows Phone platform. Like Xbox Live Arcade (“XBLA”), the Windows Phone is a “closed” and “managed” platform. There are business and strategic reasons for implementing these features and supporting the platform: Windows Phone product versions can support implementation of Microsoft’s proprietary Avatar game character set and grant the user access to Live, Microsoft’s online gaming service, and Marketplace through which Avatar items can be purchased. It is anticipated that many of the Company’s Windows platform games may connect to (and be playable on) Facebook, as well.

•	Portable Consoles: Where appropriate, the Company may port products to portable consoles, such as the Nintendo 3DS and the PlayStation Vita. PlayStation Vita games can be developed as a cross-platform “companion” and/or “second screen” complement to games on the PlayStation 3 and its successor, the PlayStation 4. It is anticipated that many of the Company’s Windows console titles may connect to (and be playable on) Facebook, as appropriate.

Marketing Strategy

Our marketing strategy focuses on direct interaction with the consumer through social media outlets, direct-to-consumer advertisements on social networks, hardware platform specific cross-promotional partnerships, and a robust user community built around our products through www.soulandvibe.com. The Company believes that a key to building product and brand awareness is to leverage an array of social networks that includes, but is not limited to, Facebook, Twitter, Pinterest, and YouTube. By providing our customers with the means to generate an automatic “status” update post to their user profile, and for their “Friends” to see that customer’s status updates and respond, Soul and Vibe expects to realize the benefit of viral product promotion. Consumer interest is expected to be generated and the Company hopes that sales will be generated at minimal cost to the Company. Our mobile products are expected to connect to (and be playable on) social media platforms such as Facebook.

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Through its support of Windows 8 initiatives such as Smart Glass (as well as the forthcoming Windows 10 initiatives), the Company will be able to cross promote any/all Companion App versions of its products to users based on the particular mobile device they use. The benefits to this cross-promotional effort will include heightened consumer awareness for IP expanding content and monetized consumables.

The above is subject to change, including, but not limited to, the addition of other social media outlets and social networks that may or may not be in existence as of today's date.

The cross-promotional partnerships via social media outlets and social networks are not contemplated in the Company's publisher license agreements. Support is included in the software development kits provided by our license partners and other licensed publishers have previously, and are currently, exploiting cross-promotional partnerships within social media outlets and social networks.

Sales and Distribution

Most of the Company’s products will be digitally distributed (via download) through a “First Party” distribution store (for example: Microsoft Corporation’s Marketplace, Apple Inc.’s App Store, Google’s Google Play, etc.) Some of our products may bear licensed-brands through which there is great potential for exploitation via merchandising, cross-promotion and/or publicity tie-ins with its licensor, as well as within social media communities. Other of our products will be based on internally generated, wholly owned intellectual properties. Some of our products (depending upon the license attached or the individual internally generated intellectual property) may or may not appeal to select regional territories of the world. The Company will also try to acquire “Pick Up” opportunities, games developed by external third party developers for either a flat fee or a fee and a back-end royalty. It is estimated that licensed-brand and Pick Up products may be good candidates for retail distribution.

It is anticipated that our products and their associated marketing and publicity assets will be localized into E-F-I-G-S (English, French, Italian, German, and Spanish). As appropriate, through post release product updates, additional languages may be added, starting with Portuguese, Russian, Korean, Japanese, and Chinese. The Company does not have an internal translation staff. Third party localization firms are expected to be contracted to manage translations.

Competition

Many companies worldwide are dedicated to developing and publishing products for the video and computer games market. We expect more companies to enter this industry. Our competitors vary in size from small companies to very large companies with dominant market shares and substantial financial resources. The Company’s games will be in competition with these companies, such as Zynga, King, Supercell, Rovio, Electronic Arts, Activision, Playdom, Ubisoft, Majesco, and others. Most of our competitors have significantly greater financial, marketing and development resources than we have. As a result, we may not be able to devote adequate resources to develop, acquire or license new technologies, undertake extensive marketing campaigns, adopt aggressive pricing policies or adequately compensate our developers to the same degree as certain of our competitors. As interactive products (games) in many of our proposed markets are relatively new and rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our games and technologies. These products and services may significantly affect the demand for our services. In addition, any of our current or future competitors may be acquired by, receive investments from or enter into other strategic relationships with larger, longer-established and better-financed companies and therefore obtain significantly greater financial, marketing and technology licensing and development resources than we have. If we are unable to compete effectively in our principal markets, our business, financial condition and results of operations could be materially and adversely affected.

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Patents, Trademarks and Intellectual Property

Some of our products will be based on internally generated intellectual property, whereas others may involve licensing agreements between the Company and third parties that allow the Company to develop and sell products using that third party’s (usually well known) intellectual properties. Nonetheless, all unique intellectual property generated by the Company including all textual, aural and graphical designs for products (whether or not under a branded license) created by Company employees or its contractors working through work-for-hire agreements executed with the Company, will be owned by the Company. Currently, the Company has the following games in pre-production: “The Wheaties Challenge,” “Bugaboo,” a virtual-pet game that may bear a licensed-brand, “The Dragon Wars,” “Grimwhiskers,” and “Last Day on Earth” (L.D.O.E.) These product names are working titles and may be changed at any time.

Our policy is to require each of our employees, contracted developers, consultants and advisors to execute a confidentiality agreement upon the commencement of employment, development-publishing, work-for-hire, or consulting relationship with us. These agreements provide that all confidential information developed or made known to the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in specific circumstances.

We may elect, depending upon circumstances, to file for additional copyright protection or patent protection for our products. However, we have not filed for any copyrights or patents in any jurisdiction. We currently do not have registered U.S. trademarks but plan to file for trademarks when selling our products. We regard trademarks as valuable assets and intend to vigorously defend them against infringement.

Employees

As of the date of this offering, we have one (1) employee, our Chief Executive Officer. The Company has two consultants performing the roles of Director of Operations and Quality Assurance (“QA”) Manager. The Company is currently compensating these consultants with restricted stock. It is anticipated that these two consultants will become formal employees of the Company upon receipt of appropriate financing.

The Company has assembled a Strategic Advisory Board comprised of subject matter experts from the video and computer games industry. Four members of our Advisory Board have been publicly announced as of May 28, 2013 with another two revealed through a publicly distributed shareholder letter in November of 2013.

Address and Telephone Number

Our executive office is located at 1660 South Hwy 100, Suite 500, St. Louis Park MN 55416, and our phone number is (763) 400-8040. Our website, www.soulandvibe.com, contains a description of our company, but such website and the information contained on our website should not be viewed as part of this Prospectus.

DESCRIPTION OF PROPERTIES

Currently, our Chief Executive Officer supplies office space to the Company at no charge. In addition, we pay approximately $250.00 for a virtual office space.

LEGAL PROCEEDINGS

In the ordinary course of business, we may be involved in legal proceedings from time to time. As of the date hereof, except as set forth herein, there are no known legal proceedings against the Company. No governmental agency has instituted proceedings, served, or threatened the Company with any complaints.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are eligible for quotation on the OTC QB under the symbol “SOUL.” However, our shares do not trade other than on an extremely limited and sporadic basis. The following table sets forth for the periods indicated the range of high and low bid quotations per share as reported on the OTC QB since the first period for which figures are available. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions. Our shares of common stock first began trading on October 17, 2012.

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On August 1, 2013, the holder of a majority of the shares of Common Stock approved the Reverse Split. The Reverse Split became effective on the OTC BB on August 12, 2013, having been approved by FINRA on August 9, 2013. As a result of the Reverse Split, each three (3) shares of Common Stock issued and outstanding prior to the Reverse Split were converted into one (1) share of Common Stock, and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of Common Stock have been proportionally adjusted. The figures below reflect the Reverse Split.

	High	Low
Year 2013
First Quarter	$1.28	$0.86
Second Quarter	$1.08	$0.69
Third Quarter	$4.44	$0.31
Fourth Quarter	$0.55	$0.17

Year 2014
First Quarter	$0.62	$0.38
Second Quarter	$0.52	$0.12
Third Quarter	$0.17	$0.03
Fourth Quarter	$0.06	$0.01

Year 2015
First Quarter	$0.06	0.02
Second Quarter	$0.0219	0.0025
Third Quarter to date	$0.0045	0.0024

Holders. As of July 16, 2015, there were approximately 32 holders of record of our common stock, which excludes those shareholders holding stock in street name.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

·	we would not be able to pay our debts as they become due in the usual course of business; or

·	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our equity compensation plans as of the date of this Prospectus:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by security holders	—	NA	—

Equity compensation plans not approved by security holders (1)	5,000,000	NA	71,965

Equity compensation plans not approved by security holders (2)	10,000,000	NA	9,400,000

Total	15,000,000		9,471,965

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(1)	Pursuant to our 2014 Equity Incentive Plan, we are authorized to issue an aggregate of 5,000,000 shares of common stock, 4,928,035 of which were issued as of the date of this Prospectus.

(2)	Pursuant to our 2015 Equity Incentive Plan, we are authorized to issue an aggregate of 10,000,000 shares of common stock, 600,000 of which were issued as of the date of this Prospectus.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2013 and December 31, 2014 and the three months ended March 31, 2015, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this Prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Note Regarding Forward-Looking Statements and Business sections in this Registration Statement. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

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We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this Prospectus and other filings with the SEC, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “forecast,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this Prospectus to conform forward-looking statements to actual results.  Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to, uncertainties associated with the following:

•	Inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

•	Our failure to earn revenues or profits;

•	Inadequate capital to continue business;

•	Volatility or decline of our stock price;

•	Potential fluctuation in quarterly results;

•	Rapid and significant changes in markets;

•	Litigation with or legal claims and allegations by outside parties; and

•	Insufficient revenues to cover operating costs.

The following discussion should be read in conjunction with the financial statements and the notes thereto which are included in this Prospectus.  This discussion contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors.

Overview and Outlook

Victory LG, Inc. was formed in the state of Nevada on January 5, 2011 to provide retail sales of an Energy liquid-gel capsule to the general public. On September 21, 2012, the Board of Directors approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to Soul and Vibe Interactive Inc. (formerly Victory LG, Inc.). The change of the Company’s name to Soul and Vibe Interactive Inc. was intended to align the Company’s name with management’s marketing plan. The Company’s primary business focus and source of revenue moving forward is the development and publishing (sales) of video and computer game software for home consoles, mobile devices, and personal computers. The Company will primarily sell its products through digital distribution channels and, secondarily by working through strategic partners, at brick-and-mortar stores. The Company's products will be a mix of licensed brand and internally generated, wholly owned intellectual properties.

As stated elsewhere herein, on March 8, 2013, we discontinued entirely the business of Victory LG, Inc. Consequently, this Item 7 discusses the registrant as currently constituted only.

The Company has adopted a fiscal year end of December 31.

Completion of Share Exchange

On February 6, 2013, we completed the acquisition of Soul and Vibe Entertainment, Inc. when we entered into the Agreement with Soul and Vibe Entertainment, Inc. (“Soul”) and, for certain limited purposes, its then sole stockholder. Pursuant to the Agreement, the former stockholder of Soul transferred all of the issued and outstanding shares of common stock to us in exchange for 12,333,334 newly issued shares of our common stock. As a result of the Exchange, Soul became our wholly-owned subsidiary. As of March 8, 2013, the dietary supplement business sector of the Company was discontinued entirely. As a result of the Exchange, the Company’s primary business focus and source of revenue moving forward is the development and publishing (sales) of video and computer game software for home consoles, mobile devices, and personal computers. The Company expects to generate its corporate revenue from the sale of video and computer games. We develop, publish, and digitally distribute interactive entertainment for video game consoles, mobile devices, and personal computers.

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The Company concentrates its operational strategy on the development of product for a variety of hardware platforms: video game consoles (for example: Xbox 360, PlayStation 3 and their successors), mobile (for example: Apple iOS and Android devices, Windows Phones and Tablets), personal computers (for example: PC and Mac) and browser based social media channels, such as Facebook. Our products will also be released on portable video game consoles (for example: PlayStation Vita), which can be defined as residing in both the video game console and mobile hardware platform categories. Products will be designed for specific hardware platforms; not all products will be released on all hardware platforms.

Most of the Company’s products are digitally distributed (via download) through a “First Party” distribution store (for example: Microsoft’s Marketplace or Apple’s App Store). Some of the Company’s products may bear licensed-brands through which there is great potential for exploitation via merchandising, cross-promotion and/or publicity tie-ins with its licensor, as well as within social media communities. Other Company products will be based on our internally generated and wholly owned intellectual properties.

Market and Industry

Historically, gaming has meant playing retail purchased physical media (such as DVD/Blu-Ray, Cartridge, SD Card, or UMD) on personal computers and television based and portable video game consoles. The markets and games for the various platforms have often times been as unique as the hardware on which the games were played. But now, the markets, media and distribution channels for games are changing.

Starting with the release of “next-generation” video game consoles (2005), users were given the opportunity to not only interact with players all over the world via the internet, they were empowered to access music, movie, television program, and game content “on demand” from the comfort of their own homes. Personal computer and video game console users also began to experience a convergence of game types. Game genres that historically were played on a dedicated platform began to become platform agnostic, widening the market.

Thanks to the rapid proliferation of “smart-phones” in recent years, mobile devices that once were used only for communication now play host to myriad features. Surf the Internet, communicate via email, text, chat via audio or video, and access, “on demand,” diverse entertainment content choices (including games) while on the go. “Smart phones” have rapidly encroached on the portable video game market that was established by Nintendo’s Game Boy in 1989. This is significantly expanding the number of hardware platforms on which games are played as well as the consumer base who plays them.

Currently, ideas about how game console and mobile products might be able to “talk to one another” are taking shape. The execution of these ideas are expanding play experiences and creating new marketing vehicles and revenue generating mechanisms for games as an entertainment category.

Results of Operations

Working Capital

	March 31,	December 31,
	2015	2014
Current Assets	$118,856	$43,061
Current Liabilities	1,302,588	1,672,821
Working Capital (Deficit)	$(1,183,732)	$(1,629,760)

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Cash Flows

	Twelve months ended	Twelve months ended
	December 31, 2014	December 31, 2013
Cash Flows Used in Operating Activities	$(419,470)	$(261,197)
Cash Flows Used in Investing Activities	(200,962)	(165,599)
Cash Flows Provided by Financing Activities	531,755	541,100
Net Increase (Decrease) in Cash During Period	$(88,677)	$114,304

	Three months ended	Three months ended
	March 31, 2015	March 31, 2014
Cash Flows Used in Operating Activities	$(78,461)	$(203,182)
Cash Flows Provided by (used in) Investing Activities	(12,000)	(104,059)
Cash Flows Provided by Financing Activities	148,500	358,355
Net Increase (Decrease) in Cash During Period	$58,039	$51,114

Balance Sheet

As at March 31, 2015, the Company had total assets of $509,550 compared with total assets of $434,694 as at December 31, 2014. The assets are mainly comprised of cash and development costs. The increase in development costs are primarily due to the launch and eventual launch of multiple products in 2015 and 2016.

The Company had total liabilities of $1,302,588 at March 31, 2015, compared with $1,672,821 as at December 31, 2014. The decrease in total liabilities is mainly attributable to the decrease of $459,684 in the derivative liability.

Operating Expenses

During the twelve months ended December 31, 2014, the Company incurred operating expenses totaling $1,652,214 compared with $901,348 for the year ended December 31, 2013. The increase in operating expenses is mainly attributable to an increase in general and administrative expenses related to the commencement of initial operations.

During the twelve months ended December 31, 2014, the Company realized net loss of $2,121,633 compared with a net loss of $2,270,453 for the year ended December 31, 2013. The decrease in net loss was primarily due to a gain on derivative instruments.

During the three months ended March 31, 2015, the Company incurred operating expenses totaling $447,628 compared with $497,334 for the three months ended March 31, 2014. The slight decrease in operating expenses is primarily attributable to a reduction in marketing and consulting expenses as the Company is currently between product launches.

Plan of Operations

We plan to engage in product development, product release and marketing. Dependent on the timing of appropriate financing, the Company intends to begin development of two proprietary IP-based games and acquire an estimated two “pick up” games from independent software developers. Dependent on appropriate financing, the two proprietary IP-based games are anticipated to be released in 2016 and the two “pick-up” games are expected to be released in the second half of 2015. The Company, as a publisher, intends to release each game under the label “Soul and Vibe.” Prior to release, the Company intends to develop and execute a marketing and publicity plan designed to produce a testing plan for each title. As and when each game has been internally approved by the Company’s in-house Quality Assurance (testing) department, it will be submitted to the hardware platform manufacturer (as appropriate) for review and approval. Assuming approval is granted, the title(s) will either be propped to their servers for consumer purchase (download) or sent to a replicator (for physical product). As part of executing this plan, the Company expects to invest, subject to being able to raise the requisite financing, in capital equipment that will be needed to bring the products to market. This is inclusive of development and testing equipment and general hardware for marketing and production management. As the number of products the Company publishes increases, the staff of the Company is expected to increase commensurately. The Company presently anticipates that the staff increases will fall in the following categories: Quality Assurance (testing), marketing and public relations and production management along with the likely integration of consultants in the areas of consumer marketing and sales (retail). In addition, the Company intends to sign a lease for office space, establish its office and undertake and execute marketing and PR initiatives for the Company and the products it intends to release. If the Company is successful in raising the requisite financing in the future, it will: 1) pursue continued development of multiple projects that will be released on multiple hardware platforms and 2) publish them in a “staggered” release.

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Net Income (Loss)

During the three months ended March 31, 2015, the Company realized net income of $157,447 compared with net income of $551,359, for the three months ended March 31, 2014. The decrease in net income from the three month period ended March 31, 2014 to the three month period ended March 31, 2015 was primarily due to a smaller decrease in the derivative liability and the Company is currently between product launches.

Timeless Gems was released on Facebook, through Apple’s App Store for iPhone, iPad, and iPod Touch mobile devices, and through Google Play for Android devices. Striker Rush: Champion Edition was released through Apple’s App Store for iPhone, iPad, and iPod Touch mobile devices, and through Google Play and Amazon.com for Android devices. In addition to the development and release of the Timeless Gems product, two packages of expansion content for Timeless Gems were developed and released during 2014. A third package of expansion content for Timeless Gems was developed during 2014 but this package has not yet been released. It is anticipated that this third expansion package will be released during the 2nd quarter of 2015.

During the three months ended March 31, 2015, the Company also continued the development of additional products that, as of March 31, 2015, have not been publically announced. It is anticipated that these products will be released into the market in the second quarter of 2015 on the following hardware platforms: Facebook, through Apple’s App Store for iPhone, iPad, and iPod Touch mobile devices, through Google Play and Amazon.com for Android devices, and on the Windows Mobile Platform with anticipated future support for Xbox Live, as a feature set, primarily to coincide with Microsoft’s launch of the Windows 10 OS platform.

LIQUIDITY AND CAPITAL RESOURCES

As at March 31, 2015, the Company had a cash balance of $83,791 and a working capital deficit of $1,183,732 compared with a cash balance of $25,752 and working capital deficit of $1,629,760 at December 31, 2014. The increase in working capital is primarily due to a decrease in the derivative liability.

Cash Flows from Operating Activities

During the three months ended March 31, 2015, the Company used $78,461 of cash in operating activities compared with use of $203,182 of cash in operating activities during the three months ended March 31, 2014. The decrease in the use of cash for operating activities is mainly attributable to a decrease in general and administrative expenses.

Cash Flows from Investing Activity

During the three months ended March 31, 2015, the Company used $12,000 of cash in investing activities compared with $104,059 of cash provided during the nine months ended March 31, 2014. The decrease in cash used in investing activities is mainly due to the Company nearing completion of a product under development.

Cash Flows from Financing Activities

During the three months ended March 31, 2015, the Company received $148,500 of cash from financing activities compared with the receipt of $358,355 of cash during the three months ended March 31, 2014. During the three months ended March 31, 2015 the Company secured financing from three convertible notes payable and is continuing to search for future debt and equity financing. The Company is using proceeds received from the issuance of common stock and convertible debentures to fund product development costs, product marketing and product publicity costs along with general and administrative expenses.

On June 2, 2015, the Company issued a convertible promissory note to GW Holdings, LLC, pursuant to a securities purchase agreement, which resulted in a gross investment in the Company of $45,000.

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Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing. Our intended source of future cash flow to fund our growth model until we are able to establish profitable operations are through additional debt and equity offerings.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Future Financings

We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We believe our existing and available capital resources will be sufficient to satisfy our funding requirements through the third quarter of 2015. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support its operations. The Company views the Purchase Agreement as one of among several means of raising capital, once the registration statement of which this prospectus forms a part is declared effective, but is mindful of the fact that the Company’s ability to rely on the Purchase Agreement will depend to a considerable degree on the market price of the common stock.

CRITICAL ACCOUNTING POLICIES

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board (FASB) Topic ASC 740, “Income Taxes.” We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will primarily digitally distribute its products through (an) online portal service(s). The Company will recognize revenue at the “on demand” point of sale by the customer and a receivable will be logged. (For the purposes of digital distribution, customer is equivalent to end consumer.) Most portal service(s) track product sales / monetized content sales on a daily basis. Depending upon the individual service, either approximately every two (2) weeks, monthly, or quarterly, the portal services will remit payment to the Company. Ownership of product is transferred to the customer with a no refund, no return policy, as set by the online portal service(s). For retail distributed products (pick-ups and select licensed-brand games), the Company will recognize revenue through traditional retail "sell-in" and "sell-through." Receivables are logged based on "sell-through" reports from retailers and distributors. Based on the distributor, product sales are tracked on a quarterly basis. On average, between thirty (30) to forty-five (45) days following the end of a quarter, the distributor will remit payment to the Company. Ownership of product is transferred to the customer (end user) with a no refund, no return policy, as set by individual retailers.

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Impairment of Long-Lived Assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived asset, which includes deferred development costs, is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.

Stock Based Compensation Expense

The Company adopted FASB guidance on stock based compensation upon inception on January 5, 2011. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any stock and stock options for services and compensation for the period from January 5, 2011 (Inception) through December 31, 2013.

Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging, all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.  In accordance with The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company’s liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, the Company seeks to validate the model’s output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. As of December 31, 2014 and 2013, the Company had $1,081,318 and $1,575,807 of derivative liabilities, respectively. As of March 31, 2015, the Company had $621,634 of derivative liabilities.

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Internal-Use Software Development Costs

In accordance with ASC 350, Intangibles - Goodwill and Other Internal-Use Software, the Company capitalizes all game software development costs once upon reaching the application development stage, management has authorized and committed funding to the project and it is probable that the project will be completed. Costs that are capitalized are mainly in the form of fees paid to consultants in the form of cash and common stock of the Company.  General and administrative costs and overhead are not capitalized as cost of internal-use software. Capitalization ceases no later than the point at which the project is substantially complete and ready for its intended use, generally after all substantial testing is completed.  As of December 31, 2014 and 2013, the Company capitalized $429,405 and $169,000, respectively, in internal-use software development costs.  As of the three months ended March 31, 2015, the Company capitalized $12,000 in internal-use software development costs.  Two projects, Timeless Gems and Striker Rush: Championship Edition, were developed, completed, and placed into service as of December 31, 2014. An additional title, a third title, which has not been publically announced as of this Prospectus, is currently under development. Though incomplete as of the issuance of this Prospectus, it is anticipated that it will be placed into service in the second quarter of 2015.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements, (ASC 820) and ASC 825, Financial Instruments (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, notes, convertible notes, accrued liabilities and derivative liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of financial instruments other than derivative liabilities approximate their current fair values because of their nature and respective maturity dates or durations.  Derivative liabilities are measured at fair value.  The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on:

March 31, 2015:

	Level 1	Level 2	Level 3	Total

Assets	$-	$-	$-	$-
Liabilities	-	-	-	-
Derivative financial instruments	$-	$-	$621,634	$621,634

December 31, 2014:

	Level 1	Level 2	Level 3	Total

Assets	$-	$-	$-	$-
Liabilities	-	-	-	-
Derivative financial instruments	$-	$-	$1,081,318	$1,081,318

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Going concern

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have an accumulated deficit of $4,289,576 and a working capital deficit of $1,183,732 at March 31, 2015, and have reported negative cash flows from operations since inception. In addition, we do not currently have the cash resources to meet our operating commitments for the next twelve months.  The Company’s ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by entrance into established markets and the competitive nature in which we operate.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt.  There can be no assurance, however, that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our future operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Recently Issued Accounting Standards

Management does not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions
Peter Anthony Chiodo	43	Chief Executive Officer, President, Treasurer, Secretary and Director

Peter Anthony Chiodo

Chief Executive Officer, President, Treasurer, Secretary and Director

Peter Anthony Chiodo is the CEO, founder, and sole director of Soul. He has more than 20 years of experience in the video and computer game industry as an award-winning director of product development and producer. He founded Soul and Vibe Entertainment, Inc. in July of 2011 and remains its CEO. He has served on the Adjunct Faculty representing the Video and Computer Games Industry: Instructor of “The Business of Video Games” and “The Art, Culture, and Economics of Video Games” courses at the Institute of Production and Recording (“IPR”) from March 2009 to present. From November 2003 to February 2011, he was the Director of Product Development at Destineer Games. From late 2006/early 2007 to 2011 (while at Destineer Games) he managed a production management staff of 7 individuals and was responsible for creating and implementing a development process that resulted in the release of more than 100 frontline and casual/family-friendly console and PC games over a four year period. From November 2003 through late 2006 (while at Destineer Games) he managed and was responsible for a development department consisting of over 30 engineers, artists, and designers. From February 2000 to November 2003, he was a Program Manager at Microsoft Corporation. From June 1990 to the present he has been personally credited in more than 200 games released on myriad video game console and personal computer platforms.

Mr. Chiodo has extensive experience directing both internal and external (contracted) production teams, worldwide, in the development of frontline and “casual” video game console, PC and Mac computer products, and software engine technologies. Most recently, he produced and co-designed the critically acclaimed Stoked: Big Air snowboarding series (Xbox 360) and the million unit-selling Summer Sports: Paradise Island  (Wii).  Internally developed products for which Tony was responsible secured a 2006 capital raise in excess of $12 million, the second largest raise in the interactive industry for the year, as well as an investment-equity position from In-Q-Tel, a venture capital company associated with the “lettered agencies” of the United States’ Federal Government. He has produced training tools and simulation center applications for the likes of the United States Marine Corps, DARPA (Defense Advanced Research Projects Agency), and others. Mr. Chiodo has served as a consultant to SiMCare Health and Vital Sims, Minnesota-based software companies that develop “serious games” for health care providers. Specifically, these simulations help physicians and nurses provide care to patients who suffer from chronic diseases. Mr. Chiodo has built relationships/negotiated agreements with software developers, licensing agents, Olympic champions, professional athletes and sports leagues, localization partners, and commodity, entertainment, exercise, and toy companies. He has presented proposals to the likes of Steven Spielberg and Star Wars star Mark Hamill for potential interactive products based on their own intellectual properties. Mr. Chiodo received a B.A. History and a B.S. in Political Science from the University of Utah in 1995 and an M.B.A. from the David Eccles School of Business at the University of Utah in 1998.

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All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Family Relationships

None.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

·	Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

·	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

·	Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated
·	Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

·	Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

On February 5, 2013, the Company adopted a Code of Ethics and Business Conduct.

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Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our Board and hold office until removed by the Board, absent an employment agreement.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is the early stages of operations. The Company has one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer for fiscal years 2014 and 2013.

Name & Principal Position	Year		Salary ($)	Bonus ($)	Option Awards ($)*	All Other Compensation($)	Total ($)
Peter Anthony Chiodo	2014	(1)	—	—	—	—	—
Chief Executive Officer	2013	(2)	—	—	—	—	—

(1) While no salary was paid to Mr. Chiodo, an hourly wage computation totaling $84,000 was expensed as of December 31, 2014 for the services he contributed.

(2) While no salary was paid to Mr. Chiodo, an hourly wage computation totaling $77,000 was expensed as of December 31, 2013 for the services he contributed.

Compensation of Directors

We have not established standard compensation arrangements for our director and do not have any agreements or understandings to compensate him or any future director for their services as such.

Outstanding Equity Awards

We had no outstanding equity awards as of the fiscal year ended December 31, 2013 or December 31, 2014, and none as of the three months ended March 31, 2015.

Employment Agreements

On January 20, 2015, we executed an Employment Agreement with Peter Anthony Chiodo, which was effective as  of January 1, 2015. Pursuant to the Agreement, Mr. Chiodo will continue to serve Company’s Chief Executive Officer. The term of the Agreement commenced on January 1, 2015 and is for a period of five years, unless terminated sooner pursuant to the terms of the Agreement. Mr. Chiodo will be paid a base salary of $160,000, subject to annual adjustments, in addition to a signing bonus of $60,000. Mr. Chiodo will be entitled to receive an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of which 960,000 such shares shall be issued immediately with the remaining 3,040,000 shares to be issued at the rate of 160,000 shares per quarter on the first day of each quarter beginning April 1, 2015 and continuing up to and including December 31, 2019. At the discretion of the Executive, and to preserve the Company’s cash position, Mr. Chiodo is entitled to receive monthly compensation in the form of Common Stock pursuant to the terms of the Agreement.

42

Pursuant to the Agreement, Mr. Chiodo has received a warrant to purchase 4,000,000 shares of Common Stock, which shall terminate on the earlier of 5 years from the grant date. The exercise price of the Warrant is $0.03 per share, subject to adjustment for certain events as set forth in the Warrant. In addition, the Warrant shall be callable by the Company beginning July 1, 2015, provided the Common Stock trades at a volume-weighted average price of $0.10 or greater for ten (10) consecutive trading days on the Company’s principal trading market.

The Agreement imposes, in addition to the above, obligations on Mr. Chiodo regarding confidentiality and non-competition.

Director Compensation

Our sole director, Peter Anthony Chiodo, has not received any compensation for service as a director or for any special assignments. The following table sets forth director compensation as of December 31, 2013 and December 31, 2014:

Name & Year	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter A. Chiodo (1)
2014	0	0	0	0	0	0	0
2013	0	0	0	0	0	0	0

(1)	Appointed President, Chief Executive Officer, and Chairman of the Board, on February 6, 2013.

Narrative to Director Compensation Table

Except as discussed below, we do not compensate our director for his services in his capacity as a director. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 16, 2015 regarding the beneficial ownership of our common stock, based on 118,053,685 shares of Common Stock issued and outstanding, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock and (ii) each executive officer and director. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Soul and Vibe Interactive Inc., at 1660 South Hwy 100, Suite 500, St. Louis Park, MN 55416.

Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of July 16, 2015, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

Peter Anthony Chiodo (1)	272,766,910	71.4%

1. Consists of 8,766,910 shares of common stock and 130,000 shares of Series B Preferred Stock, each of which carries the vote of 2,000 shares of our common stock. Includes shares underlying a presently exercisable warrant to purchase 4,000,000 shares of our common stock.

There are no arrangements known to the Company which may at a subsequent date result in a change-in-control.

43

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

Except as described below, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years.

On July 28, 2013, the Company entered into the Return to Treasury Agreement with its sole director and chief executive officer as well as the majority shareholder (the “Holder”) of its shares of Common Stock pursuant to which it agreed to issue to the Holder 130,000 shares of its newly created Series B Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), in exchange for the surrender by the Holder of 21,486,431 of his shares of Common Stock once such shares of Series B Preferred Stock have been designated. The shares of Series B Preferred Stock were issued to the Holder effective July 28, 2013.

On January 20, 2015, we executed an Employment Agreement with Peter Anthony Chiodo, which was effective as of January 1, 2015. Pursuant to the Agreement, Mr. Chiodo will continue to serve Company’s Chief Executive Officer. The term of the Agreement commenced on January 1, 2015 and is for a period of five years, unless terminated sooner pursuant to the terms of the Agreement. Mr. Chiodo is paid a base salary of $160,000, subject to annual adjustments, in addition to a signing bonus of $60,000. Mr. Chiodo received an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of which 960,000 such shares shall be issued immediately with the remaining 3,040,000 shares to be issued at the rate of 160,000 shares per quarter on the first day of each quarter beginning April 1, 2015 and continuing up to and including December 31, 2019. At the discretion of the Executive, and to preserve the Company’s cash position, Mr. Chiodo is entitled to receive monthly compensation in the form of Common Stock pursuant to the terms of the Agreement.

Pursuant to the Agreement, Mr. Chiodo has received a warrant to purchase 4,000,000 shares of Common Stock, which shall terminate on the earlier of 5 years from the grant date. The exercise price of the Warrant is $0.03 per share, subject to adjustment for certain events as set forth in the Warrant. In addition, the Warrant shall be callable by the Company beginning July 1, 2015, provided the Common Stock trades at a volume-weighted average price of $0.10 or greater for ten (10) consecutive trading days on the Company’s principal trading market.

The Agreement imposes, in addition to the above, obligations on Mr. Chiodo regarding confidentiality and non-competition.

On January 20, 2015, the Board approved a an Amendment to Certificate of Designation (the “Amendment”) to the Certificate of Designation of the Series B Preferred Stock increasing the voting power of its holder to 2,000 shares of Common Stock; other than the change in voting power, no amendment to the Certificate of Designation was made. On January 20, 2015, the Company filed the Amendment with the Secretary of State of the State of Nevada.

Director Independence

Our Board is currently composed of one member. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards.

The Board currently does not have any separately designated standing committees.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Sichenzia Ross Friedman Ference LLP, New York, New York, has provided an opinion, and will continue to will provide opinions, regarding the validity of the shares of our common stock. Sichenzia Ross Friedman Ference LLP may also provide opinions regarding certain other matters.

44

EXPERTS

The consolidated financial statements of Soul and Vibe Interactive Inc. and its subsidiaries as of December 31, 2014, and for the year then ended, have been incorporated by reference herein in reliance upon the report of HJ & Associates, LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our Bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this Registration Statement, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that Registration Statement, does not contain all information included in this Registration Statement. Certain information is omitted and you should refer to this Registration Statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to this Registration Statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and this Registration Statement can also be reviewed by accessing the SEC’s website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.terratechcorp.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

45

FINANCIAL STATEMENTS

Our audited financial statements for the period for the years ended December 31, 2014 and December 31, 2013, and our quarterly report for the three months ended March 31, 2015 are included herewith.

46

SOUL AND VIBE INTERACTIVE INC.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Soul and Vibe Interactive, Inc.
St. Louis Park, Minnesota

We have audited the accompanying consolidated balance sheets of Soul and Vibe Interactive, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Soul and Vibe Interactive, Inc. and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has negative working capital, and has a deficit in shareholders’ equity. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
March 31, 2015

F-2

Soul and Vibe Interactive Inc.

Consolidated Balance Sheets

	December 31,
	2014	2013
ASSETS

Current Assets
Cash	$25,752	$114,429
Accounts Receivable	3,619	-
Debt Issue Cost	6,190	7,289
Prepaid Expenses	7,500	-

Total Current Assets	43,061	121,718

Fixed Assets
Furniture and Equipment	9,470	2,748
Accumulated Depreciation	(1,538)	(191)

Total Fixed Assets	7,932	2,557

Other Assets
Development Costs, net of accumulated amortization of $45,704 and $0 as
of December 31, 2014 and 2013, respectively	383,701	169,000

Total Assets	$434,694	$293,275

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current Liabilities
Accounts payable	$346,928	$184,343
Accrued expenses	33,113	5,905
Accrued interest, related party	1,458	-
Note payable, related party	2,500	36,100
Convertible note payable, related party, net of discount of $324 and
$5,397 as of December 31, 2014 and 2013, respectively	8,626	4,603
Convertible notes payable, net of discount of $5,204 and $74,136 as of
December 31, 2014 and 2013, respectively	118,624	48,642
Convertible debentures, net of discount of $130,413 and $289,474 as of
December 31, 2014 and 2013, respectively	80,254	78,948
Derivative liability	1,081,318	1,575,807

Total Current Liabilities	1,672,821	1,934,348

Shareholder's Deficit
Preferred Stock, $0.001 par value, 10,000,000 authorized, 130,000 issued and outstanding as of December 31, 2014 and 2013, respectively	130	130
Common Stock, $0.001 par value, 300,000,000 authorized, 37,043,492 and 15,918,840 issued and outstanding as of December 31, 2014 and 2013, respectively	37,044	15,919
Additional Paid-in Capital	3,171,722	668,268
Accumulated Deficit	(4,447,023)	(2,325,390)

Total Shareholder's Deficit	(1,238,127)	(1,641,073)

Total Liabilities & Shareholder's Deficit	$434,694	$293,275

F-3

Soul and Vibe Interactive Inc.

Consolidated Statements of Operations

	December 31,
	2014	2013

Revenues	$62,428	$-
Cost of Sales	(63,732)	-

Gross Profit (Loss)	(1,304)	-

Operating Expenses
General & Administrative	469,453	369,040
Professional Fees	1,182,761	532,308

Total Operating Expenses	1,652,214	901,348

Operating Loss	(1,653,518)	(901,348)

Other Income (Expense)
Gain (Loss) on Derivative	30,870	(1,225,807)
Loss on Extinguishment of Debt	(76,360)	-
Interest Expense	(422,625)	(143,298)

Total Other Income (Expense)	(468,115)	(1,369,105)

Loss before Income Taxes	(2,121,633)	(2,270,453)

Income Taxes	-	-

Net Loss	$(2,121,633)	$(2,270,453)

Basic Loss per Share	$(0.09)	$(0.16)

Weighted Average Shares Outstanding	24,842,637	14,046,016

F-4

Soul and Vibe Interactive Inc.

Consolidated Statement of Changes in Shareholder's Deficit

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholder's Deficit
Balance at December 31, 2012	-	$-	24,000,000	$24,000	$(6,000)	$(54,937)	$(36,937)

Common stock issued for purchase of subsidiary	-	-	12,333,334	12,333	(12,333)	-	-
Acquisition of subsidiary	-	-	-	-	(71,555)	-	(71,555)
Inventory exchange	-	-	-	-	38,913	-	38,913
Common stock issued for cash	-	-	333,334	333	99,667	-	100,000
Common stock issued for services	-	-	738,510	739	391,871		392,610
Preferred stock issued for cancelled common stock	130,000	130	(21,486,431)	(21,486)	21,356	-	-
Debt discount on convertible notes and convertible notes related party	-	-	-	-	119,500	-	119,500
Contribution of wages, interest and rent by officer	-	-	-	-	86,849	-	86,849
Fractional share adjustment for 1-for-3 stock split	-	-	93	-	-	-	-

Net Loss	-	-	-	-	-	(2,270,453)	(2,270,453)

Balance at December 31, 2013	130,000	$130	15,918,840	$15,919	$668,268	$(2,325,390)	$(1,641,073)

Common stock issued for cash	-	-	2,239,910	2,240	373,115	-	375,355
Common stock issued for services	-	-	7,515,898	7,516	581,063	-	588,579
Common stock issued for prepaid expenses	-	-	2,571,750	2,572	312,754	-	315,326
Common stock issued for software development costs	-	-	1,639,320	1,639	57,026	-	58,665
Cashless exercise of warrants	-	-	277,777	278	(278)	-	-
Converted debenture principal and accrued interest	-	-	6,879,997	6,880	1,023,866	-	1,030,746
Warrants issued upon refinance of debt recorded as debt discount	-	-	-	-	22,941	-	22,941
Warrants issued for services	-	-	-	-	39,674		39,674
Contribution of wages, interest and rent by officer	-	-	-	-	93,293	-	93,293

Net loss	-	-	-	-	-	(2,121,633)	(2,121,633)

Balance at December 31, 2014	130,000	$130	37,043,492	$37,044	$3,171,722	$(4,447,023)	$(1,238,127)

F-5

Soul and Vibe Interactive Inc.

Consolidated Statements of Cash Flows

	December 31,
	2014	2013

Cash Flows from Operating Activities
Net Loss	$(2,121,633)	$(2,270,453)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,347	191
Amortization of debt issuance costs	11,099	2,711
Amortization of debt discount	362,259	132,192
Amortization of software development costs	45,704	-
Wages and interest contributed to capital	93,293	86,849
Common stock and warrants issued for services	628,253	392,610
Loss (Gain) on derivative	(30,870)	1,225,807
Loss on extinguishment of debt	76,360	-
Changes in Operating Assets and Liabilities:
Increase in accounts receivable	(3,619)	-
Decrease in prepaid expenses	307,826	-
Increase in accounts payable	165,085	152,991
Increase in accrued interest	45,426	15,905

Net cash used in operating activities	(419,470)	(261,197)

Cash Flows from Investing Activities
Cash acquired in business combination	-	2,149
Purchased of fixed assets	(6,722)	(2,748)
Cash paid for development costs	(194,240)	(165,000)

Net cash provided by (used in) investing activities	(200,962)	(165,599)

Cash Flows from financing activities
Proceeds from note payable, related party	-	6,600
Repayment of related party notes payable	(33,600)	(25,000)
Proceeds from convertible notes payable, related party	-	9,000
Payment of debt issuance costs	(10,000)	(10,000)
Proceeds from the issuance of convertible debenture and notes payable	200,000	460,500
Proceeds from sale of common stock and warrants, net of offering costs	375,355	100,000

Net cash provided by financing activities	531,755	541,100

Net increase in cash	(88,677)	114,304

Cash Balance at Beg of Period	114,429	125
Cash Balance at End of Period	$25,752	$114,429

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental Disclosure of NonCash Transactions

Capital stock issued for software development costs	$58,665	$-
Software development costs financed by accounts payable	$7,500	$-
Accrued interest converted to capital stock	$26,760	$-
Debenture principal converted to capital stock	$368,422	$-
Debt discount removed upon extinguishment of debt	$104,415	$-
Derivative liability removed upon extinguishment of debt	$663,619	$-
Capital stock issued for prepaid expenses	$315,326	$-
Warrants issued upon refinance of debt recorded as debt discount	$22,941	$-
Fair value of derivative conversion option recorded as debt discount	$200,000	$-
Discount on issuance of convertible debenture and notes payable	$10,667	$119,500
Capital contribution for asset exchange	$-	$38,913

F-6

Soul and Vibe Interactive Inc.

Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Soul and Vibe Interactive Inc. (“the Company”) was incorporated in the state of Nevada on January 5, 2011 (“Inception”). The Company’s primary business focus and source of revenue is the development and publishing (sales) of video and computer game software for home consoles, mobile devices, and personal computers. The Company will primarily sell its products through digital distribution channels and, secondarily by working through strategic partners, at brick-and-mortar stores. The Company's products will be a mix of licensed brand and internally generated, wholly owned intellectual properties.

Principles of Consolidation

The consolidated financial statements include the accounts of Soul and Vibe Interactive Inc. and its two wholly owned subsidiaries, Soul and Vibe Entertainment Inc. and Soul and Vibe Publishing Inc., collectively referred to as “the Company”. All significant inter-company balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging, all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet. The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company’s liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, the Company seeks to validate the model’s output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. As of December 31, 2014 and 2013, the Company had a $1,038,121 and $1,575,807 of derivative liabilities, respectively.

F-7

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements,(ASC 820) and ASC 825, Financial Instruments (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, notes, convertible notes, accrued liabilities and derivative liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of financial instruments other than derivative liabilities approximate their current fair values because of their nature and respective maturity dates or durations. Derivative liabilities are measured at fair value. The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2014 and 2013:

December 31, 2014:

	Level 1	Level 2	Level 3	Total

Assets	$-	$-	$-	$-
Liabilities
Derivative financial instruments	$-	$-	$1,081,318	$1,081,318

December 31, 2013:

	Level 1	Level 2	Level 3	Total

Assets	$-	$-	$-	$-
Liabilities
Derivative financial instruments	$-	$-	$1,575,807	$1,575,807

Revenue Recognition

The Company will primarily digitally distribute its products through (an) online merchant(s) /portal service(s). The Company will recognize revenue at the “on demand” point of sale by the customer and recognizes a receivable. (For the purposes of digital distribution, customer is equivalent to end consumer.) The portal service(s) will track product sales on a daily / near-daily basis. Every two weeks, monthly, or quarterly (depending upon the digital merchant / portal service) payment is remitted to the Company. Ownership of product is transferred to the customer with a no refund, no return policy, as set by the online portal service(s). For retail distributed products (pick-ups and select licensed-brand games), the Company recognizes revenue through traditional retail "sell-in" and "sell-through." Receivables are logged based on "sell-through" reports from retailers and distributors. Based on the distributor, product sales are tracked on a monthly basis. On average, between thirty (30) to forty-five (45) days following the end of a month, the distributor remits payment to the Company. Ownership of product is transferred to the customer (end user) with a no refund, no return policy, as set by individual retailers.

F-8

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. The Company has incurred advertising and promotion costs for the years ended December 31, 2014 and 2013 of $184,632 and $0, respectively.

Basic Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at January 5, 2011. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board (FASB) Topic ASC 740, “Income Taxes.” We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Recently Issued Accounting Pronouncements

The Company has implemented all recent accounting pronouncements as applicable. Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Development Costs

The Company capitalizes all game software development costs once upon reaching the application development stage, management has authorized and committed funding to the project and it is probable that the project will be completed. Costs that are capitalized are primarily fees paid to consultants in the form of cash and common stock of the Company. Capitalization ceases no later than the point at which the project is substantially complete and ready for its intended use, generally after all substantial testing is completed.

Capitalized software development costs are amortized over the estimated useful life of 5 years, using the greater of the straight-line method or the ratio of current revenues to total projected future revenues. Amortization expense related to capitalized software development costs for the years ended December 31, 2014 and 2013 was $45,704 and $0, respectively.

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2014, the Company had incurred cumulative losses of $4,447,023 since inception. Additionally, the Company has accumulated significant losses, has negative working capital, and a deficit in stockholders' equity. All of these items raise substantial doubt about its ability to continue as a going concern. In view of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital and generate revenues from its operations. The financial statements do not include classification of recorded asset amounts or amounts and classification of liabilities that might be necessary, should the Company be unable to continue as a going concern.

F-9

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the year ended December 31, 2014, towards (i) obtaining additional equity financing, (ii) evaluation of its distribution and marketing methods, and (iii) identifying and negotiating development/publishing and product acquisition opportunities for the Company. In addition, the Company began to generate its first revenues in the first quarter of 2014 and has continued to generate revenue in the remainder of the year.

Management's plans with respect to alleviating the adverse financial conditions that caused the Company’s independent auditors to express substantial doubt about the Company's ability to continue as a going concern are as follows:

Management requires $2.5M to $3.0M in financing in order to begin execution of its business plan and to continue operations. This capital, if raised, would be utilized over a twelve-month period. The financing will cover the acquisition of pick-ups (depending on the value of the financing, also the development of a proprietary intellectual property (IP) product) along with the release of the games as well as the marketing and public relations (PR) expenses associated with bringing them to market on a variety of hardware platforms that include: video game consoles, mobiles devices, and personal computers. The anticipated number of pick-ups is two. The financing would also cover general and administrative expenses, operational expenses and will allow the Company to secure an initial number of premium full-time employees. The Company is currently evaluating financing opportunities that are compatible with its growth plans and business model. Additional financing (beyond the identified $2.5M to $3.0M; cumulatively of $5.0M) would allow the Company to pursue development of multiple projects “from scratch” and publish them in a “staggered” release, as per its current three-year business plan.

During the year ended December 31, 2014 the Company completed the development of, and released into the market, two products: Timeless Gems and Striker Rush: Champion Edition. Timeless Gems was released on Facebook, through Apple’s App Store for iPhone, iPad, and iPod Touch mobile devices, and through Google Play for Android devices. Striker Rush: Champion Edition was released through Apple’s App Store for iPhone, iPad, and iPod Touch mobile devices, and through Google Play and Amazon.com for Android devices in concert with its development partner, 1DER Entertainment. In addition to the development and release of the Timeless Gems product, two packages of expansion content for Timeless Gems were developed and released during the year ended December 31, 2014. A third package of expansion content for Timeless Gems was developed during the year ended December 31, 2014 but this package has not yet been released. It is anticipated that this third expansion package will be released during the second quarter of 2015.

During the year ended December 31, 2014, the Company also continued the development of additional products that, as of December 31, 2014, have not been publically announced. It is anticipated that these products will be released into the market in the second quarter of 2015 on the following hardware platforms: Facebook, through Apple’s App Store for iPhone, iPad, and iPod Touch mobile devices, through Google Play and Amazon.com for Android devices, and on the Windows Mobile Platform with anticipated future support for Xbox Live, as a feature set, primarily to coincide with Microsoft’s launch of the Windows 10 OS platform.

During the year ended December 31, 2014, the Company licensed Timeless Gems and Striker Rush: Champion Edition to Tanjarine, a subsidiary of TouchTunes, the largest provider of in-venue music and entertainment throughout North America. Tanjarine is the first integrated tabletop ordering, entertainment and pay-at-the-table solution to combine 10" proprietary tabletop tablets with server handhelds, which expedite service, payment, and second screen televisions. The platform provides guests with menu and entertainment options, portability that eliminates the constraints of one-tablet-per-table installations, and other innovations that help increase restaurant efficiency and average check size. Customizable for bars and restaurants, Tanjarine’s catalog of entertainment offers games, music and content that targets everyone from families to sports fans to couples and more. Many of the games also enable guests to play with a friend or connect the tabletop tablets to second screen televisions located throughout a venue, creating a more interactive gaming experience. It is anticipated that the Company will receive licensing revenue from Tanjarine as Tanjarine purchases product installs of the Company’s products for play on their proprietary hardware.

F-10

Note 3 – Notes Payable and Convertible Notes Payable – Related Party

Notes Payable

The Company had a note payable to an officer. This note was established pursuant to an agreement dated July 14, 2011, as amended on December 31, 2012. The note was unsecured, was due on demand and bore interest at 3.5% per annum. As of December 31, 2014 and 2013, the note had a balance of $0 and $33,600, respectively. Accrued interest was $0 and $0 as of December 31, 2014 and December 31, 2013, respectively, as interest for this note payable was recorded as contributed capital. In addition, an amount of $2,500 was paid by the officer to a third party on behalf of the Company. This amount is reimbursable to the officer, and has been included in the note payable, related party balance as of December 31, 2014 and 2013. The amount is unsecured and bears no interest.

Convertible Notes Payable

During July 2013, the Company received $9,000 in exchange for a Convertible Note with a maturity value of $10,000 and a warrant to purchase up to 33,334 shares of the Company’s common stock for a period of two years at a price of $0.60 per share. The convertible note is unsecured, due one year from the date of issue and accrues interest at a rate of approximately 10% per annum. During August 2014 an agreement was signed extending the due date of the convertible note to February 2015. Pursuant to this agreement, the holder was issued a warrant to purchase 40,000 additional shares of the Company’s common shares for a period of two years at a price of $0.06 per share.

The Company valued the initial warrant and beneficial conversion feature of the convertible note at $10,000, which was recorded as a discount to the convertible note. This discount was being amortized over the initial life of the convertible note, which expired in July 2014. The Company valued the additional warrant at $1,728, which was recorded as a discount to the convertible note. This discount is being amortized over the remaining life of the convertible note or until such time as the convertible note is repaid or converted, or upon exercise of the warrants. During the years ended December 31, 2014 and 2013, the Company amortized $6,724 and $4,603 of these debt discounts to interest expense, respectively.

Interest expense related to this convertible note payable totaled $1,458 for the year ended December 31, 2014.

Note 4 – Notes Payable and Convertible Notes Payable and Convertible Debentures

Convertible Notes Payable

During August 2013, the Company received a total of $110,500 in exchange for three convertible notes with a maturity values totaling $122,778 and warrants to purchase up to 245,556 shares of the Company’s common stock for a period of two years at a price of $0.75 per share. The convertible notes are unsecured, due one year from the date of issue and accrue interest at a rate of approximately 10% per annum. During August 2014 an agreement was signed extending the due date of the convertible notes to February 2015. Pursuant to this agreement, the holders were issued warrants to purchase 491,112 additional shares of the Company’s common shares for a period of two years at a price of $0.06 per share.

The Company valued the initial warrants and beneficial conversion features of the convertible notes at $122,778, which was recorded as a discount to the convertible notes. This discount was being amortized over the initial life of the convertible notes, which expired in August 2014. The Company valued the additional warrants at $21,214, which was recorded as a discount to the convertible note. This discount is being amortized over the remaining life of the convertible notes or until such time as the convertible notes are repaid or converted, or upon exercise of the warrants. During the year ended December 31, 2014 and 2013, the Company amortized $90,238 and $48,642 of these debt discounts to interest expense, respectively.

Interest expense related to these convertible notes payable totaled $17,155 for the year ended December 31, 2014.

F-11

Convertible Debentures

During October and November 2013, the Company received a total of $350,000 in exchange for two convertible debentures with maturity values totaling $368,422, due in July and August of 2014. The Debentures accrued interest at a rate of approximately 10% per annum, were convertible into shares of the Company’s common stock at the option of the holder at a conversion price per share equal to the lesser of the trading price on the date immediately preceding the conversion date, or an amount equal to 60% of the lowest trading price for the ten trading days immediately preceding the conversion date, subject to a floor of 40% of the trading price on the day prior to conversion. The Convertible Debentures were subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the Debenture. The Company was allowed to redeem the Debentures, subjected to prior notice to the Investors, by paying an amount equal to 130% of the principal and interest payable under the Debentures. During May of 2014, the convertible debenture agreement was amended to reflect a conversion price equal to 35% of the lowest trading price for the ten trading days immediately preceding the conversion date with no floor. During the year ended December 31, 2014, the entire amount of principal and accrued interest related to the debentures was converted into common shares of the Company.

Due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options embedded in the Convertible Debentures, the conversion options were deemed and classified as derivative liabilities, recorded at fair value. The Company valued the convertible debentures at $368,422, which was recorded as a discount to the convertible debentures. This discount was being amortized over the life of the convertible debenture. During the years ended December 31, 2014 and 2013, the Company amortized $185,060 and $79,948 of this debt discount to interest expense, respectively.

During September 2014, the Company received a total of $200,000 in exchange for a convertible debenture with a maturity value of $210,667, due in June of 2015. The Debenture accrues interest at a rate of approximately 10% per annum, is convertible into shares of the Company’s common stock at the option of the holder at a conversion price per share equal to the lesser of the trading price on the date immediately preceding the conversion date, or an amount equal to 60% of the lowest trading price for the ten trading days immediately preceding the conversion date. The Convertible Debenture is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the Debenture. The Company may redeem the Debentures, subject to prior notice to the Investors, by paying an amount equal to 100% - 130% of the principal and interest payable under the Debentures, depending on when the prepayment option is exercised.

Due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion option embedded in the Convertible Debenture, the conversion option is deemed and classified as derivative liability, recorded at fair value. The Company valued the conversion option at $200,000, which was recorded as a discount to the convertible debenture. This discount is being amortized over the life of the convertible debenture or until such time as the convertible debenture is repaid or converted. During the year ended December 31, 2014, the Company amortized $80,254 of the debt discount to interest expense.

Note 5 – Derivative Liabilities

The Company analyzed the conversion options embedded in the Convertible Debentures for derivative accounting consideration under ASC 815 and determined that the instruments embedded in the above referenced Convertible Debentures should be classified as liabilities and recorded at fair value.  Additionally, the above referenced Convertible Debentures contain dilutive issuance clauses.  Under these clauses, based on future issuances of The Company’s common stock or other convertible instruments, the conversion price of the above referenced Convertible Debentures can be adjusted downward.  The fair values of the conversion option instruments were determined using a Black-Scholes option-pricing model.  Upon the issuance dates of the above referenced Convertible Debentures, $568,422 was recorded as debt discount and $158,042 was recorded as day one loss on derivative liability. At December 31, 2014 and 2013, the conversion options were valued at $1,081,318 and $1,575,807.

F-12

The Company valued the Convertible Debenture conversion option derivatives using the Black-Scholes option-pricing model using the following assumptions: (1) risk-free interest rates of 0.12%, (2) lives of between 0.55 and 0.46 years, (3) expected volatility of between 230% to 285%, (4) zero expected dividends, (5) conversion prices as set forth in the Convertible Debentures, and (6) the common stock price of the underlying shares on the valuation dates.

The following table summarizes the derivative liabilities included in the balance sheet at December 31, 2014:

Conversion option derivative liabilities December 31, 2013	$1,575,807
Addition of new conversion option derivatives	200,000
Reclassification of conversion option derivative to gain on extinguishment of debt	(663,619)
Change in fair value	(30,870)
Balance at December 31, 2014	$1,081,318

Note 6 – Share Exchange Agreement

On February 5, 2013, the Company entered into a Share Exchange Agreement with Soul and Vibe Entertainment, LLC and the sole shareholder of Soul , all related parties. Pursuant to the Agreement, Soul became a wholly owned subsidiary of the Company. As consideration for the Exchange, the Shareholder exchanged an aggregate of 6,000,000 shares of common stock of Soul, constituting all shares of capital stock of Soul issued and outstanding for an aggregate of 12,333,334 shares of the Company’s common stock. The Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration exchanged, the process of exchanging the consideration and the effect of the Exchange.

The Exchange was deemed to be an acquisition of a related party entity in accordance with Accounting Standards Codification (“ASC”) 850, Business Combinations. As such, the Company did not recognize any step-up fair value basis in the assets or liabilities of Soul from the Exchange, which were recorded in the consolidated financial statements at their historical carrying amounts.

Note 7 – Exchange Agreement

On March 26, 2013, the Company entered into an Exchange Agreement with Pauline Carson and BK Consulting. Pursuant to the Agreement, the Company exchanged all inventories from discontinued operations totaling $23,604 to Carson and BK in exchange for assuming the liability of notes payable plus accrued interest totaling $49,425 and accounts payable totaling $13,692 from the Company and forgiving the Company of any liability for the notes and accounts payable. As a result of the Exchange Agreement, the Company recognized additional paid in capital of $38,913 during the nine months ended December 31, 2013.

Note 9 – Common Stock and Common Stock Warrants

Common Stock

On August 1, 2013, the holder of a majority of the shares of common stock of the Company approved a reverse split of such shares by a ratio of 1 for 3. The Company filed the certificate of amendment to its articles of incorporation with the State of Nevada effectuating the Reverse Split on August 7, 2013, which Reverse Split was approved by the Financial Industry Regulatory Authority, Inc. on August 9, 2013 and became effective in the State of Nevada on August 12, 2013.

During January 2014, the Company sold an aggregate of 500,000 shares of its Common Stock to an accredited investor for an aggregate purchase price of $50,000. In addition and pursuant to the stock purchase agreement, an additional 300,000 shares were issued to the investor in July 2014. The Company also sold an aggregate of 650,000 shares of its common shares to another accredited investor for an aggregate purchase price of $130,000. Under this share purchase agreement, the investor was also issued warrants to purchase up to 700,000 shares of its common shares. Both of these stock sales were pursuant to Rule 506 of Regulation D under the Securities Act.

F-13

During January 2014, the Company also completed the initial closing of a private placement financing transaction with an accredited investor, pursuant to a Securities Purchase Agreement. Pursuant to the Purchase Agreement, the Investor purchased 300,000 shares of the Company’s Common Stock for a per share purchase price of $0.29 per share.  Each per share purchase price will be based on the average trading price of such shares for the 5 trading days prior to the closing (provided that certain conditions are met), and accordingly the Company received aggregate gross proceeds of $87,000, excluding transaction costs, fees and expenses. On February 27, 2014, the investor purchased an additional 300,000 shares for a per share purchase price of $0.2625 with the Company receiving aggregate gross proceeds of $78,750, excluding transaction costs, fees and expenses.  During March, 2014, the investor purchased an additional 189,910 shares for a per share purchase price of $0.235 with the Company receiving aggregate gross proceeds of $44,629, excluding transaction costs, fees and expenses. The Investor originally agreed to purchase up to an additional 3,300,000 shares on a monthly basis, subject to the fulfillment of certain conditions as more fully described in the Purchase Agreement, between the date of the Purchase Agreement and the one-year anniversary thereof.  As a result, the investor is entitled to purchase up to an additional 2,510,090 shares of common stock during the term of the Purchase Agreement.

During the year ended December 31, 2013, the Company sold 333,334 shares of its common stock and a warrant to purchase 333,334 common shares to an investor pursuant to a Stock Purchase Agreement (SPA) for $100,000. The warrant was redeemable six-months after the date of the grant, was exercisable at a price of $0.15 per share and expire five-years from the date of grant.

During the year ended December 31, 2014, pursuant to terms of their individual consulting agreements, the Company’s advisory board members were issued a total of 1,622,850 shares of common stock for their services. The total market value of the shares issued for advisory services was $75,379, equivalent to approximately $1,000 for each month of service per member. During the year ended December 31, 2013, the Company’s advisory board members were issued a total of 174,393 shares of common stock for services, 66,667 of those common shares were upon execution of the advisory board agreement and thereafter a value equal to $1,000 for each month of engagement.

The Company issued 10,104,118 common shares to individuals for consulting services rendered and software development costs incurred for the year ended December 31, 2014. The total market value of the shares issued for consulting services was $887,191, $315,326 of which was recorded as prepaid expenses and $513,200 of which is included in professional fees on the statement of operations for the year ended December 31, 2014. The total market value of the shares issued for software development costs was $58,665, which is included in development costs on the balance sheet. The Company issued 564,116 common shares to individuals for consulting services rendered for the year ended December 31, 2013.

During the year ended December 31, 2013, the Company entered into the Return to Treasury Agreement with its sole director and chief executive officer as well as the majority shareholder of its shares of common stock pursuant to which the Company issued 130,000 shares of its newly created Series B Preferred Stock, par value $.001 per share, in exchange for the surrender of 21,486,431 shares of the Company’s common stock.

Common Stock Warrants

During the year ended December 31, 2014, the Company issued a warrant to purchase 700,000 shares of common shares, as noted above. The warrant is exercisable after the date of the grant, and is exercisable at a price of $0.25 per share and expire five-years from the date of grant.

During the year ended December 31, 2013, the Company sold 333,334 shares of its common stock pursuant to a Stock Purchase Agreement and issued a warrant to purchase 333,334 shares of common shares, as noted above. The warrant was redeemable six-months after the date of the grant, and was initially exercisable at a price of $0.15 per share and expired five-years from the date of grant. During the year ended December 31, 2014, the warrant agreement was amended. The amendment changed the exercise price of the warrant to $0.10 per share post adjustment pursuant to the reverse stock split which occurred during August 2013. Except as modified by this amendment, all of the terms and conditions of the warrant remained in full force and effect. The warrant holder then exercised the warrant, on a cashless basis, and received in consideration therefor an aggregate of 277,777 shares of common stock.

F-14

During the year ended December 31, 2014 the Company issued a warrant to purchase 250,000 shares of common shares. The warrant is exercisable after the date of the grant, and is exercisable at a price of $0.10 per share and expire five-years from the date of grant.

During the year ended December 31, 2014 the Company issued warrants to purchase 531,112 shares of common shares, as described in Notes 3 and 4. The warrants are exercisable after the date of the grant, are exercisable at a price of $0.06 per share, and expire two years from the date of grant.

During July 2013, in conjunction with the issuance of a Convertible Note, the Company issued a warrant to purchase up to 33,334 shares of the Company’s common stock for a period of two years at a price of $0.60 per share.

During August 2013, in conjunction with the issuance of three Convertible Notes, the Company issued warrant to purchase up to 245,556 shares of the Company’s common stock for a period of two years at a price of $0.60 per share.

The Company valued its warrants using the Black-Scholes option-pricing model.  Assumptions used during the year ended December 31, 2014 include (1) risk-free interest rates between 0.51% and 1.72%, (2) lives between 2 and 5 years, (3) expected volatility of between 160% and 246%, (4) zero expected dividends, (5) conversion prices as set forth in the related instruments, and (6) the common stock price of the underlying share on the valuation dates.

The Company valued its warrants using the Black-Scholes option-pricing model.  Assumptions used during the year ended December 31, 2013 include (1) risk-free interest rates between 0.13% and 0.32%, (2) lives of 2 years, (3) expected volatility of between 375% and 417%, (4) zero expected dividends, (5) conversion prices as set forth in the related instruments, and (6) the common stock price of the underlying share on the valuation dates.

The following table summarizes the outstanding warrants and associated activity for the year ended December 31, 2014:

	Number of Warrants Outstanding	Weighted Average Price	Weighted Average Remaining Contractual Life
Balance, December 31, 2013	612,224	0.58	3.12
Granted	1,481,112	0.16	3.15
Exercised	(333,334)	0.10	4.39
Expired	-	-	-
Balance, December 31, 2014	1,760,002	$0.25	2.75

Note 10 – Preferred Stock

On July 28, 2013, the Board authorized the designation of a new series of preferred stock out of its available Preferred Stock once such Preferred Stock had been created pursuant to the Amendment of Series B Preferred Stock. On July 30, 2013, the Company filed the Certificate of Designation of the Series B Preferred Stock with the Secretary of State of the State of Nevada. Each such share of Series B Preferred Stock entitles its holder to vote the equivalent of 1,000 shares of common stock at the record date for the determination of shareholders entitled to vote on any matter coming before the common shareholders or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Series B Preferred Stock has no stated value, is not convertible into other securities of the Company and has no liquidation preference.

Note 11 –Tax Note

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for table temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax asset are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-15

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2014 and 2013:

	2014	2013

Deferred tax assets:
NOL Carryover	$505,000	$81,100
R&D Credit Carry-forward	-	-
Allowance for Doubtful Accounts	-	-
Related Party Accruals	600	1,200
Deferred tax liabilities
Depreciation	(1,700)	(400)

Valuation allowance	(503,900)	(80,700)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2014 and 2013 due to the following:

	2014	2013

Book Income	$(827,400)	$(340,600)
Depreciation	(1,200)	(400)
Meals & Entertainment	900	200
Related Party Accruals	600	(500)
Stock and Warrants for Services	352,500	58,900
Loss (Gain) on Derivative	(12,000)	183,900
Loss on Extinguishment of Debt	29,800	-
Amortization of Debt Discount	141,300	19,800
Contributed Services	36,400	13,000
Valuation allowance	279,100	65,700
	$-	$-

At December 31, 2014, the Company had net operating loss carryforwards of approximately $1,295,600 that may be offset against future taxable income from the year 2015 to 2034. No tax benefit has been reported in the December 31, 2014 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Note 12 – Subsequent Events

Management has evaluated subsequent events according to the requirements of ASC Topic 855 to include the following.

During January 2015, the Company entered into an employment agreement with is chief executive officer. This agreement provides terms including initial base compensation, stock compensation, incentive pay provisions, termination and non-compete clauses as well as other customary terms and provisions. Pursuant to the terms of the agreement, the executive will be entitled to receive 4,000,000 shares of the Company’s common stock, of which 960,000 such shares were issued in January 2015 with the remaining 3,040,000 shares to be issued at the rate of 160,000 shares per quarter on the first day of each quarter beginning April 1, 2015 and continuing up to and including December 31, 2019. Also related to the execution of this agreement, the Company issued a warrant to purchase 4,000,000 commons shares of the Company’s common stock. The warrant is exercisable immediately upon the effective date of the agreement at a price of $0.03 per share, expires five years from the date of grant and is callable by the Company six months from the effective date. Additionally, pursuant to the terms of the employment agreement, the chief executive officer has the option to receive his compensation in cash or in the form of the Company’s common stock. The total issuable shares are determined using 70% of the volume-weighted average share price of the five days immediately preceding the end of the month in which the services were earned. This employment agreement is effective for five years and contains an automatic renewal provision for a period of one year.

F-16

During February 2015, the Company received $50,000 from an accredited investor in exchange for a convertible note with a principal balance of $55,556. The proceeds and principal are an installment of a larger convertible note with an aggregate principal amount of $400,000. The note carries an original issue discount of 10%. The note provisions contain a 90-day interest free period and a one-time interest charge of 12% upon expiration of the interest free period and applied to each principal installment. The note is due two years from the date of each installment and is convertible using a conversion price of the lessor of $0.03 or 60% of the lowest trade price in the 25 trading days immediately preceding the conversion date.

During February 2015, the Company entered into a common stock purchase agreement with an accredited investor, pursuant to which the Company may issue and sell, and the investor is committed to purchase, up to $2,000,000 of shares of the Company’s common stock over the 36-month term following the effective date of the agreement. Pursuant to the terms of the purchase agreement, the Company has issued 7,000,000 shares of common stock to be held in escrow and to be disbursed to the investor in the event the Company terminates the purchase agreement or certain capital draw down thresholds are not met.

During March 2015, the Company entered into a common stock purchase agreement with an accredited investor, pursuant to which the investor issued a promissory note with the principal amount of $52,500. Interest on the note accrues at the rate of 8% per annum. The note is convertible into the Company’s common stock at a conversion price per share equal to 60% of the lowest trade price in the 15 trading days immediately preceding the conversion date.

During March 2015, the Company received $53,500 from an accredited investor in exchange for a convertible note with a principal balance of $58,850. The proceeds and principal are an installment of a larger convertible note with an aggregate principal amount of $294,250. The note carries an original issue discount of approximately 10%. The note is subject to a one-time interest charge of 10% of the original principal installment. The note is due two years from the date of each installment and is convertible using a conversion price of the average of 60% of the three lowest closing share prices occurring during the 25 trading days immediately preceding the conversion date.

During March 2015, the Company issued an exchange note to an accredited investor in substitution for a previously outstanding convertible note payable by the Company to an unrelated third party, pursuant to an exchange agreement. The exchange note was issued with a maturity value of $110,293, is due in March 2016, accrues interest at a rate of 10% per annum and is convertible into shares of the Company at a rate equal to 65% of the average of the three lowest trading prices during the 25 consecutive trading days immediately preceding the conversion date. The note also stipulates a conversion limitation, whereby the holder may not convert more than 33.33% of the principal balance within a 15-day period during the 90 days following the date of issuance.

Subsequent to December 31, 2014, the company issued 3,741,481 shares of common stock to its advisory board, consultants and others for services rendered valued between $0.0207 and $0.0349 per share.

F-17

SOUL AND VIBE INTERACTIVE INC. AND SUBSIDIARY

Consolidated Balance Sheets

	March 31,
	2015	December 31,
	(unaudited)	2014
ASSETS

Current Assets
Cash	$83,791	$25,752
Accounts Receivable	658	3,619
Debt Issue Cost	7,689	6,190
Prepaid Expenses	26,718	7,500

Total Current Assets	118,856	43,061

Fixed Assets
Furniture and Equipment	9,470	9,470
Accumulated Depreciation	(2,012)	(1,538)

Total Fixed Assets	7,458	7,932

Other Assets
Development Costs, net of accumulated amortization of $58,169 and $45,704 as of March 31, 2015 and December 31, 2014, respectively	383,236	383,701

Total Assets	$509,550	$434,694

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current Liabilities
Accounts payable	$361,898	$346,928
Accrued expenses	130,222	33,113
Accrued interest, related party	1,708	1,458
Note payable, related party	-	2,500
Convertible note payable, related party, net of discount of $0 and $324 as of March 31, 2015 and December 31, 2014, respectively	10,000	8,626
Convertible notes payable, net of discount of $252,555 and $5,204 as of March 31, 2015 and December 31, 2014, respectively	27,421	118,624
Convertible debentures, net of discount of $60,962 and $130,413 as of December 31, 2014 and 2013, respectively	149,705	80,254
Derivative liability	621,634	1,081,318

Total Current Liabilities	1,302,588	1,672,821

Shareholder's Deficit
Preferred Stock, $0.001 par value, 10,000,000 authorized, 130,000 issued and outstanding as of March 31, 2015 and December 31, 2014	130	130
Common Stock, $0.001 par value, 300,000,000 authorized, 50,213,700 and 37,043,492 issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	50,214	37,044
Common Stock Held in Escrow	(7,000)	-
Additional Paid-in Capital	3,453,194	3,171,722
Accumulated Deficit	(4,289,576)	(4,447,023)

Total Shareholder's Deficit	(793,038)	(1,238,127)

Total Liabilities & Shareholder's Deficit	$509,550	$434,694

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

SOUL AND VIBE INTERACTIVE INC. AND SUBSIDIARY

Consolidated Statements of Operations

(Unaudited)

	For the Three Months	For the Three Months
	Ended March 31, 2015	Ended March 31, 2014
	(unaudited)	(unaudited)

Revenues	$2,622	$1,526
Cost of Sales	(13,262)	(8,405)

Gross Profit (Loss)	(10,640)	(6,879)

Operating Expenses
General & Administrative	299,052	143,158
Professional Fees	148,576	354,176

Total Operating Expenses	447,628	497,334

Operating Loss	(458,268)	(504,213)

Other Income (Expense)
Gain (Loss) on Derivative	709,310	1,222,598
Loss on Extinguishment of Debt	(8,096)	-
Interest Expense	(85,499)	(167,026)

Total Other Income (Expense)	615,715	1,055,572

Income before Income Taxes	157,447	551,359

Income Taxes	-	-

Net Income	$157,447	$551,359

Income per Share
Basic	$-	$0.03
Diluted	$-	$0.03

Weighted Average Shares Outstanding
Basic	41,018,595	17,685,997
Diluted	61,779,602	18,825,203

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-19

SOUL AND VIBE INTERACTIVE INC. AND SUBSIDIARY

Consolidated Statement of Changes in Shareholder’s Deficit

(Unaudited)

	Preferred Stock		Common Stock			Additional Paid-	Accumulated	Total Shareholder's
	Shares	Amount	Shares	Amount	Held in Escrow	in Capital	Deficit	Deficit
Balance at December 31, 2014	130,000	$130	37,043,492	$37,044	$-	$3,171,722	$(4,447,023)	$(1,238,127)

Common stock issued for services (unaudited)	-	-	4,229,816	4,230		111,022	-	115,252
Converted note principal (unaudited)	-	-	980,392	980		23,823	-	24,803
Common stock and warrants issued as compensation (unaudited)	-	-	960,000	960		146,627	-	147,587
Common stock issued into escrow (unaudited)			7,000,000	7,000	(7,000)			-

Net income (unaudited)	-	-	-	-		-	157,447	157,447

Balance at March 31, 2015 (unaudited)	130,000	$130	50,213,700	$50,214	$(7,000)	$3,453,194	$(4,289,576)	$(793,038)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-20

SOUL AND VIBE INTERACTIVE INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months	For the Three Months
	Ended March 31, 2015	Ended March 31, 2014
	(unaudited)	(unaudited)

Cash Flows from Operating Activities
Net Income	$157,447	$551,359

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	474	193
Amortization of debt issuance costs	3,501	3,296
Amortization of debt discount	84,663	154,105
Amortization of software development costs	12,465	8,000
Wages and interest contributed to capital	-	23,470
Common stock issued for services	44,151	249,212
Gain on derivative	(709,310)	(1,222,598)
Loss on extinguishment of debt	8,096	-
Common stock and warrants issued as compensation	147,587	-
Changes in Operating Assets and Liabilities:
(Increase) Decrease in accounts receivable	2,961	(1,524)
Decrease in prepaid expenses	51,882	-
Increase in accounts payable	14,970	32,095
Increase in accrued expenses	100,000	-
Increase (Decrease) in accrued interest	2,652	(790)

Net cash used in operating activities	(78,461)	(203,182)

Cash Flows from Investing Activities
Purchased of fixed assets	-	(4,059)
Cash paid for development costs	(12,000)	(100,000)

Net cash used in investing activities	(12,000)	(104,059)

Cash Flows from financing activities
Repayment of related party notes payable	(2,500)	(17,000)
Payment of debt issuance costs	(5,000)	-
Proceeds from the issuance of convertible debenture and notes payable	156,000	-
Proceeds from sale of common stock and warrants, net of offering costs	-	375,355

Net cash provided by financing activities	148,500	358,355

Net increase in cash	58,039	51,114

Cash Balance at Beg of Period	25,752	114,429
Cash Balance at End of Period	$83,791	$165,543

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental Disclosure of NonCash Transactions

Capital stock issued for software development costs	$-	$25,000
Debenture principal converted to capital stock	$15,000	$-
Debt discount removed upon extinguishment of debt	$14,959	$-
Derivative liability removed upon extinguishment of debt	$16,667	$-
Capital stock issued for prepaid expenses	$71,100	$-
Fair value of derivative conversion option recorded as debt discount	$156,000	$-
Discount on issuance of convertible debenture and notes payable	$10,906	$-
Accrued interest converted to debt principal in note exchange	$5,293	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-21

Soul and Vibe Interactive Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1 - Nature of Operations and Continuance of Business

The unaudited interim consolidated financial statements included herein have been prepared by Soul and Vibe Interactive Inc. (“SVI”) and its wholly owned subsidiary Soul and Vibe Entertainment, Inc., a Nevada corporation (“Soul,” and collectively with SVI, the “Company”) in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (the “SEC”). These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Form 10-K for the year ended December 31, 2014, as filed with the SEC. We believe that all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein and that the disclosures made are adequate to make the information not misleading.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited consolidated financial statements for the most recent fiscal year as reported in Form 10-K have been omitted.

Note 2 - Summary of Significant Accounting Policies

Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging, all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet. The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company’s liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, the Company seeks to validate the model’s output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above.

Revenue Recognition

The Company primarily digitally distributes its products through (an) online merchants / portal service(s). The Company recognizes revenue at the “on demand” point of sale by the customer and recognizes a receivable. (For the purposes of digital distribution, customer is equivalent to end consumer.) The portal service(s) track product sales on a daily / near-daily basis. Every two weeks, monthly, or quarterly (depending upon the digital merchant / portal service) payment is remitted to the Company. Ownership of product is transferred to the customer with a no refund, no return policy, as set by the online portal service(s). For retail distributed products (pick-ups and select licensed-brand games), the Company recognizes revenue through traditional retail "sell-in" and "sell-through." Receivables are logged based on "sell-through" reports from retailers and distributors. Based on the distributor, product sales are tracked on a monthly basis. On average, between thirty (30) to forty-five (45) days following the end of a month, the distributor remits payment to the Company. Ownership of product is transferred to the customer (end user) with a no refund, no return policy, as set by individual retailers.

F-22

Basic and Diluted Earnings Per Share

The basic net income per common share is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted net income per common share is computed by dividing the net income adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

Development Costs

The Company capitalizes all game software development costs once upon reaching the application development stage, management has authorized and committed funding to the project and it is probable that the project will be completed. Costs that are capitalized are primarily fees paid to consultants in the form of cash and common stock of the Company. Capitalization ceases no later than the point at which the project is substantially complete and ready for its intended use, generally after all substantial testing is completed.

Capitalized software development costs are amortized over the estimated useful life of 5 years, using the greater of the straight-line method or the ratio of current revenues to total projected future revenues. Amortization expense related to capitalized software development costs for the three month periods ending March 31, 2015 and 2014 was $12,465 and $4,833, respectively.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements,(ASC 820) and ASC 825, Financial Instruments (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, notes, convertible notes, accrued liabilities, and derivative liabilities. The recorded values of financial instruments other than the derivative liability approximate their current fair values because of their nature and respective maturity dates or durations. The derivative liability is measured at fair value.

Note 3 - Going Concern

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through March 31, 2015, the Company had incurred cumulative losses of $4,289,576 since inception. Additionally, the Company has accumulated significant losses, has negative working capital, and a deficit in shareholder’s equity. All of these items raise substantial doubt about its ability to continue as a going concern. In view of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital and generate revenues from its operations. The financial statements do not include classification of recorded asset amounts or amounts and classification of liabilities that might be necessary, should the Company be unable to continue as a going concern.

F-23

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the three month period ended March 31, 2015, towards (i) obtaining additional equity financing, (ii) evaluation of its distribution and marketing methods, and (iii) identifying and negotiating development/publishing and product acquisition opportunities for the Company. In addition, the Company began to generate its first revenues in the first quarter of 2014 and has continued to generate revenue through the first quarter of 2015.

Management's plans with respect to alleviating the adverse financial conditions that caused the Company’s independent auditors to express substantial doubt about the Company's ability to continue as a going concern are as follows:

Management requires $2.5M to $3.0M in financing in order to begin execution of its business plan and to continue operations. This capital, if raised, would be utilized over a twelve-month period. The financing will cover the acquisition of pick-ups (depending on the value of the financing, also the development of a proprietary intellectual property (IP) product) along with the release of the games as well as the marketing and public relations (PR) expenses associated with bringing them to market on a variety of hardware platforms that include: video game consoles, mobiles devices, and personal computers. The anticipated number of pick-ups is two. The financing would also cover general and administrative expenses, operational expenses and will allow the Company to secure an initial number of premium full-time employees. The Company is currently evaluating financing opportunities that are compatible with its growth plans and business model. Additional financing (beyond the identified $2.5M to $3.0M; cumulatively of $5.0M) would allow the Company to pursue development of multiple projects “from scratch” and publish them in a “staggered” release, as per its current three-year business plan.

During 2014 the Company completed the development of, and released into the market, two products: Timeless Gems and Striker Rush: Champion Edition. Timeless Gems was released on Facebook, through Apple’s App Store for iPhone, iPad, and iPod Touch mobile devices, and through Google Play for Android devices. Striker Rush: Champion Edition was released through Apple’s App Store for iPhone, iPad, and iPod Touch mobile devices, and through Google Play and Amazon.com for Android devices in concert with its development partner, 1DER Entertainment. In addition to the development and release of the Timeless Gems product, two packages of expansion content for Timeless Gems were developed and released during 2014. A third package of expansion content for Timeless Gems was developed during 2014 but this package has not yet been released. It is anticipated that this third expansion package will be released during the 2nd quarter of 2015.

During the three months ended March 31, 2015, the Company also continued the development of additional products that, as of March 31, 2015, have not been publically announced. It is anticipated that these products will be released into the market in the second quarter of 2015 on the following hardware platforms: Facebook, through Apple’s App Store for iPhone, iPad, and iPod Touch mobile devices, through Google Play and Amazon.com for Android devices, and on the Windows Mobile Platform with anticipated future support for Xbox Live, as a feature set, primarily to coincide with Microsoft’s launch of the Windows 10 OS platform.

Note 4 - Notes Payable and Convertible Notes Payable - Related Party

Notes Payable

During the three month period ended March 31, 2015, the Company paid an amount due of $2,500 to an officer of the Company. This amount was unsecured and bore no interest.

Convertible Notes Payable

During July 2013, the Company received $9,000 in exchange for a Convertible Note with a maturity value of $10,000 and a warrant to purchase up to 33,334 shares of the Company’s common stock for a period of two years at a price of $0.60 per share. The convertible note is unsecured, due one year from the date of issue and accrues interest at a rate of approximately 10% per annum. During August 2014 an agreement was signed extending the due date of the convertible note to February 2015. Pursuant to this agreement, the holder was issued a warrant to purchase 40,000 additional shares of the Company’s common shares for a period of two years at a price of $0.06 per share.

F-24

The Company valued the initial warrant and beneficial conversion feature of the convertible note at $10,000, which was recorded as a discount to the convertible note. This discount was being amortized over the initial life of the convertible note, which expired in July 2014. The Company valued the additional warrant at $1,728, which was recorded as a discount to the convertible note. This discount is being amortized over the remaining life of the convertible note or until such time as the convertible note is repaid or converted, or upon exercise of the warrants. During the three months ended March 31, 2015 and 2014, the Company amortized $324 and $2,473 of this debt discount to interest expense, respectively.

Note 5 - Convertible Notes Payable

Convertible Notes Payable

During August 2013, the Company received a total of $110,500 in exchange for three convertible notes with a maturity values totaling $122,778 and warrants to purchase up to 245,556 shares of the Company’s common stock for a period of two years at a price of $0.75 per share. The convertible notes are unsecured, due one year from the date of issue and accrue interest at a rate of approximately 10% per annum. During August 2014 an agreement was signed extending the due date of the convertible notes to February 2015. Pursuant to this agreement, the holders were issued warrants to purchase 491,112 additional shares of the Company’s common shares for a period of two years at a price of $0.06 per share.

The Company valued the initial warrants and beneficial conversion features of the convertible notes at $122,778, which was recorded as a discount to the convertible notes. This discount was being amortized over the initial life of the convertible notes, which expired in August 2014. The Company valued the additional warrants at $21,214, which was recorded as a discount to the convertible note. This discount is being amortized over the remaining life of the convertible notes or until such time as the convertible notes are repaid or converted, or upon exercise of the warrants. During the three months ended March 31, 2015 and 2014, the Company amortized $5,204 and $30,191 of this debt discount to interest expense, respectively.

During March 2015, the Company issued an exchange note to an accredited investor in substitution for $105,000 of previously outstanding convertible note principal to an unrelated third party, pursuant to an exchange agreement. The exchange note was issued with a maturity value of $105,000, plus accrued interest of $5,293, is due in March 2016, bears no interest and is convertible into shares of the Company at a rate equal to 65% of the average of the three lowest trading prices during the 25 consecutive trading days immediately preceding the conversion date. The note also stipulates a conversion limitation, whereby the holder may not convert more than 33.33% of the principal balance within a 15-day period during the 90 days following the date of issuance.

During February 2015, the Company received $50,000 from an accredited investor in exchange for a convertible note with a principal balance of $55,556. The proceeds and principal are an installment of a larger convertible note with an aggregate principal amount of $400,000. The note carries an original issue discount of 10%. The note provisions contain a 90-day interest free period and a one-time interest charge of 12% upon expiration of the interest free period and applied to each principal installment. The note is due two years from the date of each installment and is convertible using a conversion price of the lessor of $0.03 or 60% of the lowest trade price in the 25 trading days immediately preceding the conversion date.

During March 2015, the Company entered into a common stock purchase agreement with an accredited investor, pursuant to which the investor issued a promissory note with the principal amount of $52,500. Interest on the note accrues at the rate of 8% per annum. The note is convertible into the Company’s common stock at a conversion price per share equal to 60% of the lowest trade price in the 15 trading days immediately preceding the conversion date.

F-25

During March 2015, the Company received $53,500 from an accredited investor in exchange for a convertible note with a principal balance of $58,850. The proceeds and principal are an installment of a larger convertible note with an aggregate principal amount of $294,250. The note carries an original issue discount of approximately 10%. The note is subject to a one-time interest charge of 10% of the original principal installment. The note is due two years from the date of each installment and is convertible using a conversion price of the average of 60% of the three lowest closing share prices occurring during the 25 trading days immediately preceding the conversion date.

Due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options embedded in the Convertible Notes Payable, the conversion options were deemed and classified as derivative liabilities, recorded at fair value. The Company valued the convertible debentures at $266,293, which was recorded as a discount to the convertible notes payable. This discount was being amortized over the life of the convertible debenture. During the three months ended March 31, 2015, the Company amortized $9,685 of the debt discount related to convertible notes to interest expense.

The following table summarizes the Company’s Convertible Notes Payable at:

	March 31, 2015	December 31, 2014
Convertible Notes Payable, due on demand, bearing interest at 10% per annum, net of discount $0 and $5,204 as of March 31, 2015 and December 31, 2014, respectively	$17,778	$117,574
Convertible Note Payable, due March 2016, non-interest bearing, net of discount of $93,511	1,782	-
Convertible Note Payable, due February 2017, bearing interest at 12% per annum, net of discount of $51,376	4,180	-
Convertible Note Payable, due March 2016, bearing interest at 8% per annum, net of discount of $50,348	2,151	-
Convertible Note Payable, due March 2017, bearing interest at 10%, net of discount of $57,320	1,530	-
	$27,421	$117,574

Convertible Debentures

During September 2014, the Company received a total of $200,000 in exchange for a convertible debenture with a maturity value of $210,667, due in June of 2015. The Debenture accrues interest at a rate of approximately 10% per annum, is convertible into shares of the Company’s common stock at the option of the holder at a conversion price per share equal to the lesser of the trading price on the date immediately preceding the conversion date, or an amount equal to 60% of the lowest trading price for the ten trading days immediately preceding the conversion date. The Convertible Debenture is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the Debenture. The Company may redeem the Debentures, subject to prior notice to the Investors, by paying an amount equal to 100% - 130% of the principal and interest payable under the Debentures, depending on when the prepayment option is exercised.

Due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion option embedded in the Convertible Debenture, the conversion option was deemed and classified as a derivative liability, recorded at fair value. The Company valued the conversion option at $149,285, which was recorded as a discount to the convertible debenture. This discount is being amortized over the life of the convertible debenture or until such time as the convertible debenture is repaid or converted. During the three months ended March 31, 2015, the Company amortized $69,451 of the debt discount to interest expense.

The following table summarizes the Company’s Convertible Debentures at:

	March 31, 2015	December 31, 2014
Convertible Debenture, due June 2015, bearing interest at 10% per annum, net of discount of $60,962 and $130,413 at March 31, 2015 and December 31, 2014, respectively	$149,705	$80,254
	$149,705	$80,254

F-26

Note 6 – Derivative Liabilities

The Company analyzed the conversion options embedded in the above referenced Convertible Debt Instruments for derivative accounting consideration under ASC 815 and determined that the instruments embedded in the above referenced Convertible Debt Instruments should be classified as liabilities and recorded at fair value.  Additionally, the above referenced Convertible Debt Instruments contain dilutive issuance clauses.  Under these clauses, based on future issuances of the Company’s common stock or other convertible instruments, the conversion price of the above referenced Convertible Debt Instruments can be adjusted downward.  The fair values of the conversion option instruments were determined using a Black-Scholes option-pricing model. During the three months ended March 31, 2015 and upon the issuance dates of the above referenced Convertible Notes Payable, $266,293 was recorded as debt discount and $333,470 was recorded as day one loss on derivative liability. At March 31, 2015, the conversion options were valued at $621,634.

The Company valued the conversion option derivatives using the Black-Scholes option-pricing model using the following level 3 input assumptions: (1) risk-free interest rate of 0.03% to 0.56%, (2) lives of 0.22 to 1.95 years, (3) expected volatility of 136% to 322%, (4) zero expected dividends, (5) conversion prices as set forth in the Convertible Debt Instruments, and (6) the common stock price of the underlying shares on the valuation date.

The following table summarizes the derivative liabilities included in the balance sheet at March 31, 2015:

Conversion option derivative liabilities December 31, 2014	$1,081,318
Addition of new conversion option derivatives	599,763
Reclassification of conversion option derivative to gain on extinguishment of debt	(16,667)
Change in fair value	(1,042,780)
Balance at March 31, 2015	$621,634

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on:

March 31, 2015:

	Level 1	Level 2	Level 3	Total

Assets	$-	$-	$-	$-
Liabilities	-	-	-	-
Derivative financial instruments	$-	$-	$621,634	$621,634

December 31, 2014:

	Level 1	Level 2	Level 3	Total

Assets	$-	$-	$-	$-
Liabilities	-	-	-	-
Derivative financial instruments	$-	$-	$1,081,318	$1,081,318

Note 7 – Common Stock and Common Stock Warrants

Common Stock

During the three months ended March 31, 2015, pursuant to terms of their individual consulting agreements, the Company’s advisory board members were issued a total of 626,472 shares of common stock for services, respectively. The total market value of the shares issued for advisory services was $17,349, equivalent to approximately $1,000 for each month of service per member.

F-27

The Company issued 3,603,344 common shares to individuals for consulting services rendered for the three months ended March 31, 2015. The total market value of the shares issued for consulting services was $97,902, $71,100 of which was recorded as prepaid expenses and $26,802 of which is included in professional fees on the statement of operations for the three months ended March 31, 2015.

During January 2015, pursuant to an employment agreement, the Company issued 960,000 shares to the officer of the Company (Note 8). These shares were valued at $28,800 and are included in general & administrative expenses on the statement of operations.

During February 2015, the Company entered into a common stock purchase agreement with an accredited investor, pursuant to which the Company may issue and sell, and the investor is committed to purchase, up to $2,000,000 of shares of the Company’s common stock over the 36-month term following the effective date of the agreement. Pursuant to the terms of the purchase agreement, the Company has issued 7,000,000 shares of common stock to be held in escrow and to be disbursed to the investor in the event the Company terminates the purchase agreement or certain capital draw down thresholds are not met.

During the three months ended March 31, 2015 $15,000 of note principal, as described in Note 5, was converted into 980,392 common shares.

Common Stock Warrants

During January 2015, pursuant to an employment agreement, the Company issued a warrant to purchase 4,000,000 shares of the Company (Note 8). The warrant is exercisable after the date of grant for a period of five years and has an exercise price of $0.03 per share. Additionally, the warrant is callable by the Company after six months from the grant date at a price of $0.10 per share.

The Company valued its warrant using the Black-Scholes option-pricing model.  Assumptions used during the three months ended March 31, 2015 include (1) a risk-free interest rate of 1.61%, (2) a life of 5 years, (3) expected volatility of 512%, (4) zero expected dividends, (5) a conversion price as set forth in the related instrument, and (6) the common stock price of the underlying share on the valuation date.

The following table summarizes the outstanding warrants and associated activity for the three months ended March 31, 2015:

	Number of Warrants Outstanding	Weighted Average Price	Weighted Average Remaining Contractual Life
Balance, December 31, 2014	1,760,002	$0.25	3.00
Granted	4,000,000	0.03	5.00
Exercised	-	-	-
Expired	-	-	-
Balance, March 31, 2015	5,760,002	$0. 10	4.07

F-28

Note 8 – Employment Agreement

During January 2015, the Company entered into an employment agreement with its Chief Executive Officer. This agreement provides terms including initial base compensation, stock compensation, incentive pay provisions, termination and non-compete clauses as well as other customary terms and provisions. Pursuant to the terms of the agreement, the executive will be entitled to receive 4,000,000 shares of the Company’s common stock, of which 960,000 such shares were issued in January 2015 (Note 7) with the remaining 3,040,000 shares to be issued at the rate of 160,000 shares per quarter on the first day of each quarter beginning April 1, 2015 and continuing up to and including December 31, 2019. Also related to the execution of this agreement, the Company issued a warrant to purchase 4,000,000 commons shares of the Company’s common stock (Note 7). Additionally, pursuant to the terms of the employment agreement, the Chief Executive Officer has the option to receive his compensation in cash or in the form of the Company’s common stock. The total issuable shares under the provision are determined using 70% of the volume-weighted average share price of the five days immediately preceding the end of the month in which the services were earned. The value of the shares will be based on the closing price of the end of the month in which the services were earned. This employment agreement is effective for five years and contains an automatic renewal provision for a period of one year.

Note 9 – Subsequent Events

Subsequent to March 31, 2015, the Company issued a total of 16,860,980 shares of the Company’s common stock. 160,000 shares were issued to the officer of the Company, pursuant to an employment agreement, valued at $3,360. 600,000 shares were issued in exchange for legal services valued at $12,600. 16,100,980 shares were issued in exchange for $58,024 of convertible note principal and $27,000 of convertible debenture principal.

During May 2015, the Company issued an exchange note to an accredited investor in substitution for previously outstanding convertible notes payable by the Company, one of which was payable to a related party, pursuant to an exchange agreement. The exchange note was issued with a maturity value of $32,024, is due in May 2016, is non-interest bearing and is convertible into shares of the Company at a rate equal to 65% of the average of the three lowest trading prices during the 25 consecutive trading days immediately preceding the conversion date. The note also stipulates a conversion limitation, whereby the holder may not convert more than 33.33% of the principal balance within a 15-day period during the 90 days following the date of issuance.

During May 2015, the Company issued an exchange note to an accredited investor in substitution for a previously outstanding convertible debenture, pursuant to an exchange agreement. The exchange note was issued with a maturity value of $250,799, is due in May 2016, accrues interest at 10% per annum and is convertible into shares of the Company at a rate equal to 60% of the average of the three lowest trading prices during the 10 consecutive trading days immediately preceding the conversion date. The note also stipulates a conversion limitation, whereby the holder may not convert more than 33.33% of the principal balance within a 15-day period during the 90 days following the date of issuance.

During April 2015, the company received $50,000 from an accredited investor in exchange for a note payable with a principal amount of $53,500. Interest on the note accrues at the rate of 8% per annum. The note is convertible into the Company’s common stock at a conversion price equal to 60% of the average of the three lowest trading prices occurring during the 25 consecutive days immediately preceding the conversion date.

On June 2, 2015, the Company issued a Convertible Note (the “GW Note”) in the original principal amount of $45,000 (the “GW Consideration”) to GW Holdings Group, LLC, an accredited investor (“GW”), pursuant to a securities purchase agreement.  The GW Note bears an interest rate of 8% per year, computed on the basis of a 365-day year.  The maturity date is one year from the date that the GW Consideration under the GW Note is invested. The GW Consideration was invested in the Company on June 2, 2015. At any time within 90 days immediately following the issuance of the GW Note, the Company may prepay the remaining outstanding balance of the GW Note upon providing GW with 5 business days’ notice, provided that (i) the Company pays GW 125% of the remaining outstanding balance of the GW Note, (ii) such amount is paid in cash on the next day following the 5 business day notice period, and (iii) GW may still convert the GW Note until such prepayment amount is paid in full. At any time following the 90 day period immediately following the issuance of the GW Note, the Company may prepay the remaining outstanding balance of the GW Note upon providing GW with 5 business days’ notice, provided that (i) the Company pays GW 140% of the remaining outstanding balance of the GW Note, (ii) such amount is paid in cash on the next day following the 5 business day notice period, and (iii) GW may still convert the GW Note until such prepayment amount is paid in full.

F-29

PROSPECTUS

SOUL AND VIBE INTERACTIVE INC.

20,000,000 SHARES OF

COMMON STOCK

TO BE SOLD BY THE SELLING STOCKHOLDER

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the Company have not changed since the date hereof.

Until 90 days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ________, 2015

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$30.21
Accounting fees and expenses*	$10,000
Legal fees and expenses*	$25,000
Miscellaneous fees and expenses*	$5,000
Total	$40,030.21

* Estimates.

Item 14. Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a) the creation of a trust fund;

(b) the establishment of a program of self-insurance;

(c) the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d) the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by the stockholders;

(b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

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(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Charter Provisions and Other Arrangements

Pursuant to the provisions of Nevada Revised Statutes, we have adopted the following indemnification provisions in our Articles of Incorporation for our directors and officers:

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

On February 5, 2013, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Soul and Vibe Entertainment, Inc., a Nevada corporation (“Soul”) and the sole shareholder of Soul (the “Shareholder”). Pursuant to the Exchange Agreement, Soul became a wholly owned subsidiary of the Company (the “Exchange”). As consideration for the Exchange, the Shareholder exchanged an aggregate of 18,000,000 shares of common stock of Soul, constituting all shares of capital stock of Soul issued and outstanding (the “Soul Shares”) for an aggregate of 37,000,000 shares of the Company’s common stock (the “Common Stock”). The Exchange Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration exchanged, the process of exchanging the consideration and the effect of the Exchange. The closing of the Exchange took place on February 6, 2013 (the “Closing Date”). There were no rights to acquire any equity interests of Soul prior to the closing of the Exchange. Subsequent to the consummation of the Exchange, the Company had 109,000,000 shares of Common Stock issued and outstanding.

During the six months ended June 30, 2013, the Company sold 333,334 shares of Common Stock for $100,000.

During the six months ended June 30, 2013, advisory board members were issued a total of 36,688 shares of Common Stock for services.

The Company issued 6,667 shares of Common Stock to an individual for advisory services rendered for the six months ended June 30, 2013.

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On July 28, 2013, the Company entered into the Return to Treasury Agreement with its sole director and chief executive officer as well as the majority shareholder (the “Holder”) of its shares of Common Stock pursuant to which it agreed to issue to the Holder 130,000 shares of its Series B Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), in exchange for the surrender by the Holder of 64,459,292 of his shares of Common Stock.

During the three months ended September 30, 2013, advisory board members were issued a total of 59,488 shares of Common Stock for services.

The Company issued 49,745 shares of Common Stock to an individual for consulting services rendered for the three months ended September 30, 2013.

During the three months ended September 30, 2013, the Company sold convertible notes in the aggregate amount of $119,500 and used the funds for working capital. These notes are convertible into shares of Common Stock at $0.50 per share.

During the three months ended September 30, 2013, the Company sold a convertible note to a related party in the aggregate amount of $9,000 and used the funds for working capital. This note is convertible into shares of Common Stock at $0.30 per share.

On October 18, 2013, the Company completed the closing of a private placement financing transaction with an accredited investor, whereby the accredited investor purchased a 10% Convertible Debenture in the aggregate principal amount of $184,211, and received gross proceeds of $175,000, excluding transaction costs, fees and expenses, and agreed to purchase another such debenture within 30 days of the initial closing upon virtually identical terms. Interest on the debenture is payable in the amount of 10% of the principal amount, regardless of how long the debenture remains outstanding. Principal and interest was due and payable July 18, 2014, six months after the date of the debenture. The debenture was convertible into shares of the Company’s Common Stock at any time at the discretion of the accredited investor at an initial conversion price per share of $0.195, subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the debenture. On May 30, 2014, the accredited investor assigned its rights under the purchase agreement for the debenture to another accredited investor.

On January 7, 2014 the Company sold an aggregate of 500,000 shares of its Common Stock to an accredited investor pursuant to Rule 506 of Regulation D under the Securities Act for an aggregate purchase price of $50,000.

On January 21, 2014, the Company sold an aggregate of 650,000 shares of our Common Stock to an accredited investor pursuant to Rule 506 of Regulation D under the Securities Act for an aggregate purchase price of $130,000. The investor was also issued a warrant to purchase 700,000 shares of our Common Stock. On January 21, 2014, this investor exercised, on a cashless basis, a portion of a then outstanding warrant and received in consideration therefor an aggregate of 277,777 shares of our common stock.

On January 23, 2014, the Company completed the initial closing of a private placement financing transaction with an accredited investor, whereby the accredited investor purchased 300,000 shares of the Company’s Common Stock for a per share purchase price of $0.29 per share, which price was based on the average trading price of such shares for the 5 trading days prior to the initial closing, and accordingly the Company received aggregate gross proceeds of $87,000, excluding transaction costs, fees and expenses. The accredited investor has agreed to purchase an additional 3,300,000 shares of the Company’s Common Stock on a monthly basis, subject to the fulfillment of certain conditions, between January 23, 2014 and the one-year anniversary thereof. On March 25, 2014, the accredited investor purchased an additional 189,910 shares of Common Stock for a per share purchase price of $0.235 whereby the Company received aggregate gross proceeds of $44,628.85.

During the three months ended March 31, 2014, advisory board members were issued a total of 39,846 shares of Common Stock for services.

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The Company issued 563,993 shares of Common Stock to individuals and entities for consulting services rendered and software development costs incurred for the three months ended March 31, 2014.

During the three months ended June 30, 2014, advisory board members were issued a total of 104,076 shares of Common Stock for services.

The Company issued 2,085,934 shares of Common Stock to individuals and entities for consulting services rendered and software development costs incurred for the three months ended June 30, 2014.

During the three months ended June 30, 2014, the Company issued 1,550,000 shares of Common Stock in response to conversion notices received from a holder of the Company’s convertible debentures.

On several dates ranging from August 28, 2014 to September 2, 2014, the Company issued warrants to purchase an aggregate of 531,112 shares of the Company’s Common Stock in consideration for the extension of the maturity dates of a number of the Company’s promissory notes. The warrants are exercisable through and including August 27, 2016 and have an exercise price of $0.06 per share.

On September 23, 2014, the Company completed the closing of a private placement financing transaction with an accredited investor, whereby the accredited investor purchased a 10% Convertible in the aggregate principal amount of $210,667.00, and delivered gross proceeds of $200,000 to the Company, excluding transaction costs, fees and expenses. Interest on the debenture is payable in the amount of 10% of the principal amount, regardless of how long the debenture remains outstanding. Principal and interest is due and payable June 23, 2015, nine months after the date of the debenture. The debenture is convertible into shares of the Company’s Common Stock at any time at the discretion of the accredited investor at an initial conversion price per share of $0.04, subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and subject to the terms of the debenture.

During the three months ended September 30, 2014, advisory board members were issued a total of 378,930 shares of Common Stock for services.

The Company issued 2,162,524 shares of Common Stock to individuals and entities for consulting services rendered for the three months ended September 30, 2014.

During the three months ended December 31, 2014, advisory board members were issued a total of 1,099,998 shares of Common Stock for services.

The Company issued 3,141,667 shares of Common Stock to individuals and entities for consulting services rendered for the three months ended December 31, 2014.

On January 20, 2015, we executed an Employment Agreement with Peter Anthony Chiodo, which was effective as of January 1, 2015. Pursuant to the Agreement, Mr. Chiodo will continue to serve Company’s Chief Executive Officer. The term of the Agreement commenced on January 1, 2015 and is for a period of five years, unless terminated sooner pursuant to the terms of the Agreement. Mr. Chiodo will be paid a base salary of $160,000, subject to annual adjustments, in addition to a signing bonus of $60,000. Mr. Chiodo will be entitled to receive an aggregate of 4,000,000 shares of Common Stock, of which 960,000 such shares were issued immediately, 160,000 such shares were issued on April 1, 2015 and the remaining 2,880,000 shares to be issued at the rate of 160,000 shares per quarter on the first day of each quarter with the next issuance coming due on July 1, 2015 and continuing up to and including December 31, 2019. At the discretion of the Executive, and to preserve the Company’s cash position, Mr. Chiodo is entitled to receive monthly compensation in the form of Common Stock pursuant to the terms of the Agreement.

During the three months ended March 31, 2015, advisory board members were issued a total of 626,472 shares of common stock for services.

The Company issued 3,378,344 common shares to individuals and entities for consulting services rendered and software development costs incurred for the three months ended March 31, 2015.

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During the three months ended March 31, 2015, the Company issued 960,000 shares to Mr. Chiodo, pursuant to the foregoing employment agreement, for services rendered.

On June 2, 2015, the Company issued a convertible promissory note in the original principal amount of $45,000, to GW Holdings Group, LLC, an accredited investor, pursuant to a securities purchase agreement.

The foregoing securities were issued under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act. Each investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 16. Exhibit Index

The following exhibits are included as part of this Registration Statement by reference:

Exhibit	Description
3.1	Articles of Incorporation (1)

3.2	Certificate of Amendment to Articles of Incorporation (6)

3.3	Certificate of Amendment to Articles of Incorporation (7)

3.4	Certificate of Designation of Series B Preferred Stock (6)

3.5	Amended and Restated Bylaws (2)

3.6	Amendment to Certificate of Designation (14)

4.1	Form of Debenture dated October 18, 2013 (8)

4.2	Form of November Debenture dated November 18, 2013 (9)

4.3	Form of Warrant issued to the holders of the 2013 Notes (12)

4.4	Form of Debenture dated September 23, 2014 (13)

4.5	Form of Warrant dated January 20, 2015 (14)

4.6	Form of Note dated February 3, 2015 (15)

4.7	Form of Note dated April 21, 2015 (19)

4.8	Securities Purchase Agreement dated June 2, 2015 (22)

4.9	Form of Note dated June 2, 2015 (22)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP (17)

10.1	Form of Share Exchange Agreement, dated as of February 5, 2013, by and among the Company, Soul, and Mr. Chiodo (2)

10.2	Agreement with Microsoft Corporation dated August 8, 2012 (5)*

10.3	Agreement with Sony Computer Entertainment of America, LLC dated September 27, 2012 (3)

10.4	Form of Trademark License Agreement with Gcom Enterprises, Inc., dated as of September 30, 2011 (5)*

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10.5	Form of Shareholder Loan Agreement, dated as of July 14, 2011, by and between Soul and Mr. Chiodo (4)

10.6	Form of Addendum to the Shareholder Loan Agreement, dated as of December 31, 2012, by and between Soul and Mr. Chiodo (4)

10.7	Securities Purchase Agreement dated as of October 18, 2013 (8)

10.8	2014 Equity Incentive Plan (10)

10.9	Securities Purchase Agreement dated as of January 23, 2014 (11)

10.10	Form of Agreement by and between the Company and the holders of the Company’s securities signatory thereto (12)

10.11	Form of Securities Purchase Agreement dated September 23, 2014 (13)

10.12	Form of Employment Agreement by and between the Company and Peter Anthony Chiodo (14)

10.13	Common Stock Purchase Agreement between the registrant and Beaufort Capital Partners LLC, a New York limited liability company, dated February 11, 2015 (17)

10.14	Registration Rights Agreement between the registrant and Beaufort Capital Partners LLC, a New York limited liability company, dated February 11, 2015 (17)

10.15	Escrow Agreement among the Company, Beaufort Capital Partners LLC, a New York limited liability company, and Matthew McMurdo, Esq. dated February 11, 2015 (18)

10.16	Development and Publishing Agreement dated April 23, 2015 (20)*

10.17	Form of Amendment to the Common Stock Purchase Agreement between the registrant and Beaufort Capital Partners LLC, dated April 28, 2015 (21)

10.18	Form of Amendment to the Common Stock Purchase Agreement between the registrant and Beaufort Capital Partners LLC, dated June 19, 2015 (23)

14	Code of Ethics (2)

21	List of Subsidiaries (16)

23.1	Consent of HJ & Associates, LLC**

23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1) (17)

1. Incorporated by reference herein from the Registration Statement on Form S-1/A filed on April 29, 2011.

2. Incorporated by reference herein from the Current Report on Form 8-K filed on February 7, 2013.

3. Incorporated by reference herein from the Current Report on Form 8-K filed on March 18, 2013.

4. Incorporated by reference herein from the Current Report on Form 8-K filed on April 22, 2013.

5. Incorporated by reference herein from the Current Report on Form 8-K filed on May 31, 2013.

6. Incorporated by reference herein from the Current Report on Form 8-K filed on July 31, 2013.

7. Incorporated by reference herein from the Current Report on Form 8-K filed on August 12, 2013.

8. Incorporated by reference herein from the Current Report on Form 8-K filed on October 22, 2013.

9. Incorporated by reference herein from the Current Report on Form 8-K filed on November 21, 2013.

10. Incorporated by reference herein from the Registration Statement on Form S-8 filed on December 31, 2013.

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11. Incorporated by reference herein from the Current Report on Form 8-K filed on January 24, 2014.

12. Incorporated by reference herein from the Current Report on Form 8-K filed on September 15, 2014.

13. Incorporated by reference herein from the Current Report on Form 8-K filed on September 29, 2014.

14. Incorporated by reference herein from the Current Report on Form 8-K filed on January 23, 2015.

15. Incorporated by reference herein from the Current Report on Form 8-K filed on February 9, 2015.

16. Incorporated by reference herein from the Annual Report on Form 10-K filed on March 31, 2015.

17. Incorporated by reference herein from the Registration Statement on Form S-1 filed on February 13, 2015.

18. Incorporated by reference herein from the Current Report on Form 8-K filed on February 17, 2015.

19. Incorporated by reference herein from the Current Report on Form 8-K filed on April 28, 2015.

20. Incorporated by reference herein from the Current Report on Form 8-K filed on April 29, 2015.

21. Incorporated by reference herein from Pre-Effective Amendment Number 1 to the Registration Statement on Form S-1 filed on May 8, 2015.

22. Incorporated by reference herein from the Current Report on Form 8-K filed on June 8, 2015.

23. Incorporated by reference herein from the Registration Statement on Form S-1/A filed on June 19, 2015.

* This Exhibit has been separately filed with the Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and are marked by “X.”

** Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis Park, State of Minnesota, on July 22, 2015.

SOUL AND VIBE INTERACTIVE INC.
a Nevada corporation

By:	/s/ Peter Anthony Chiodo
Name:	Peter Anthony Chiodo
Title:	President, Chief Executive Officer, Chief Financial Officer and Director
(principal executive officer, principal accounting officer and principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Peter Anthony Chiodo	Chief Executive Officer and Sole Member of the Board	July 22, 2015
Peter Anthony Chiodo

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